Exhibit 99.2

ALEXANDRIA®

EARNINGS PRESS RELEASE
AND
SUPPLEMENTAL INFORMATION

Second Quarter Ended
June 30, 2013

Conference Call Information:
Tuesday, July 30, 2013
3:00 p.m. Eastern Time / 12:00 p.m. Pacific Time
Number: (888) 724-9493 or (913) 312-1456
Confirmation Code: 7393551

385 EAST COLORADO BOULEVARD, SUITE 299
PASADENA, CALIFORNIA 91101

PROPRIETARY MATERIALS
© 2013 Alexandria Real Estate Equities, Inc.

ALEXANDRIA TECHNOLOGY SQUARE® – CAMBRIDGE

ALEXANDRIA CENTER™ FOR LIFE SCIENCE – NEW YORK CITY

ALEXANDRIA CENTER™ FOR SCIENCE AND TECHNOLOGY – MISSION BAY

ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  You can identify the forward-looking statements by their use of forward-looking words, such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or similar words.  These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events.  These statements are subject to risks, uncertainties, assumptions and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements.  Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully complete and lease our existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development, our failure to successfully operate or lease acquired properties, decreased rental rates or increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by client tenants, general and local economic conditions, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”).  Accordingly, you are cautioned not to place undue reliance on such forward-looking statements.  All forward-looking statements are made as of July 29, 2013, the date this document was first made available on our website, and we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.  For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.  Note that certain figures are rounded throughout this document, which may impact footing and/or crossfooting of totals and subtotals.

This document is not an offer to sell or solicitation to buy securities of Alexandria Real Estate Equities, Inc.  Any offers to sell or solicitations to buy securities of Alexandria Real Estate Equities, Inc. shall be made only by means of a prospectus approved for that purpose.  Unless otherwise indicated, the “Company,” “Alexandria,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and its consolidated subsidiaries.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	i

EARNINGS PRESS RELEASE

SECOND QUARTER ENDED

JUNE 30, 2013

FINANCIAL

AND

OPERATING RESULTS

Contact:	Joel S. Marcus
Chairman, Chief Executive Officer, & Founder
Alexandria Real Estate Equities, Inc.
(626) 578-9693

Alexandria Real Estate Equities, Inc.

Reports

Second Quarter Ended June 30, 2013

Financial and Operating Results

FFO Per Share – Diluted, as Adjusted, of $1.07 for 2Q13

AFFO Per Share – Diluted of $1.00 for 2Q13

EPS Per Share – Diluted of $0.38 for 2Q13

Total Revenues of $154.2 Million for 2Q13

NOI of $107.9 Million for 2Q13

Continued Solid Life Science Space Demand in Key Cluster Submarkets

PASADENA, CA. – July 29, 2013 – Alexandria Real Estate Equities, Inc. (NYSE: ARE) today announced financial and operating results for the second quarter ended June 30, 2013.

Second quarter ended June 30, 2013, highlights

Results

•       Funds from operations (“FFO”) attributable to Alexandria Real Estate Equities, Inc.’s (“Alexandria’s”) common stockholders – diluted, as adjusted:

•       $71.6 million, or $1.07 per share, for 2Q13 compared to $65.8 million, or $1.07 per share, for 2Q12

•       $141.6 million, or $2.18 per share, for YTD 2Q13 compared to $132.0 million, or $2.14 per share, for YTD 2Q12

•       Adjusted funds from operations (“AFFO”) attributable to Alexandria’s common stockholders – diluted:

•       $66.8 million, or $1.00 per share, for 2Q13 compared to $64.0 million, or $1.04 per share, for 2Q12

•       $134.7 million, or $2.07 per share, for YTD 2Q13 compared to $126.4 million, or $2.05 per share, for YTD 2Q12

•       Net income attributable to Alexandria’s common stockholders – diluted:

•       $25.5 million, or $0.38 per share, for 2Q13 compared to $17.6 million, or $0.29 per share, for 2Q12

•       $47.9 million, or $0.74 per share, for YTD 2Q13 compared to $36.0 million, or $0.58 per share, for YTD 2Q12

Core operating metrics

•       Total revenues from continuing operations:

•       $154.2 million for 2Q13, up 5.9%, compared to $145.6 million for 2Q12

•       $304.6 million YTD 2Q13, up 8.3%, compared to $281.3 million for YTD 2Q12

•       Net operating income (“NOI”) from continuing operations:

•       $107.9 million for 2Q13, up 4.3%, compared to $103.5 million for 2Q12

•       $213.1 million for YTD 2Q13, up 7.2%, compared to $198.7 million for YTD 2Q12

•       Same property NOI performance:

•       7.2% and 3.2% increases on a cash and GAAP basis, respectively, for 2Q13 compared to 2Q12

•       8.3% and 2.0% increases on a cash and GAAP basis, respectively, for YTD 2Q13 compared to YTD 2Q12

•       Leasing activity solid during the three months ended June 30, 2013:

•       Executed 66 leases for 768,000 rentable square feet (“RSF”), including 270,000 RSF of development and redevelopment space

•       Rental rate increase of 6.7% and 12.7% on a cash and GAAP basis, respectively, on renewed/re-leased space

•       Key life science space leasing:

•       Investment-grade entity leased 121,632 RSF at 430 East 29th Street development in the Greater NYC market

•       Illumina, Inc. leased 97,702 RSF at 499 Illinois Street development in the San Francisco Bay Area market

•       Sarepta Therapeutics, Inc. leased 46,376 RSF at 215 First Street in the Greater Boston market

•       Eli Lilly and Company leased 27,950 RSF at 620 Professional Drive in the Suburban Washington, D.C. market

•       Nominal remaining expiring leases in 2013 of 410,254 RSF, or 3% of total operating RSF

•       Occupancy for North American Properties, as of June 30, 2013:

•       94.6% for operating properties and 92.9% for operating and redevelopment properties, up 40 bps and 110 bps, respectively, since March 31, 2013

•       Operating margins remained steady at 70% for 2Q13 and YTD 2Q13

•       Investment-grade client tenants represented 46% of total annualized base rent (“ABR”)

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	1

ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

Second Quarter Ended June 30, 2013

Financial and Operating Results

Core operating metrics (continued)

•       Investment-grade client tenants represented 72% of ABR from our top 10 client tenants

•       Contractual annual rent escalations in 95% of our leases

Balance sheet

•        Completed in 2Q13 secondary offering of 7.6 million shares of common stock at a price of $73.50 per share.  The net proceeds of $535.5 million were used to repay outstanding balances under our unsecured senior line of credit.

•        Completed in 2Q13 $500 million 3.90% 10-year unsecured senior notes payable offering.  Net proceeds of $495.3 million were used to reduce outstanding variable rate bank debt, including a $150 million partial repayment of our $750 million 2016 Unsecured Senior Bank Term Loan and to increase our available cash balance.  In connection with the partial repayment of our 2016 Unsecured Senior Bank Term Loan, we recognized a loss on the early extinguishment of debt related to the write-off of unamortized loan fees totaling $0.6 million, or $0.01 per share.

•        Liquidity of $1.8 billion, including $1.5 billion available under our unsecured senior line of credit and $302.2 million in cash and cash equivalents as of June 30, 2013.

•        Closed in 2Q13 secured construction loan, with aggregate commitments of $36 million at a rate of LIBOR + 1.40%, for 100% pre-leased development project at 269 East Grand Avenue in the San Francisco Bay Area market.

•        Net debt to EBITDA of 6.6x for the twelve months ended June 30, 2013.

•        Fixed charge coverage ratio of 2.7x for the twelve months ended June 30, 2013.

•        Unhedged variable rate debt totaling 11% of total consolidated debt as of June 30, 2013.

•       Completed in 2Q13 $22.5 million of real estate property sales, at a gain of $1.0 million, as follows:

•       $4.4 million of non-strategic income producing assets at a gain of $0.2 million

•       $18.1 million of non-income-producing land at a gain of $0.8 million

Subsequent events

Ariad Pharmaceuticals, Inc. expansion

On July 3, 2013, Ariad Pharmaceuticals, Inc. executed an LOI to lease an additional 139,374 RSF for a 15 year term at our 75/125 Binney Street development in the Cambridge submarket of Greater Boston.  An amendment to their lease is under negotiation to increase their lease to 383,497 RSF, or 99% of the total RSF of the project.

Sale of land parcel at 1600 Owens Street

On July 8, 2013, we executed a purchase and sale agreement to dispose of our land parcel at 1600 Owens Street in the Mission Bay submarket of the San Francisco Bay Area for an aggregate sales price of $55.2 million, inclusive of certain parking spaces.  Ownership of the parcel was strategically important to the buyer and we will earn a fee to manage the construction of the building.  This sale is expected to close in December 2013.

Acquisition of 10121/10151 Barnes Canyon Road

On July 5, 2013, we acquired 10121/10151 Barnes Canyon Road, an approximate 116,000 RSF office property located in the Sorrento Mesa submarket of San Diego, for a total purchase price of $13.1 million.  The acquisition will be funded in two installments:  i) $5.4 million to be funded in August, 2013 (which will earn a 7% return until the next payment is made), and ii) $7.7 million to be funded no later than October 2014.  The property is currently 100% occupied with leases that expire in 2014 and 2015. We intend to convert the existing office space into laboratory space through redevelopment when the space becomes available. Initial stabilized yields will be provided in the future upon commencement of the redevelopment.

Unsecured senior bank loan financings

On July 26, 2013, we amended our $600 million 2016 Unsecured Senior Bank Term Loan to reduce our interest rate on outstanding borrowings.  We did not extend the maturity of this loan as we expect to repay the loan over the next one to three years.  In addition, we expect to complete amendments to our $1.5 billion unsecured senior line of credit and our $600 million 2017 Unsecured Senior Bank Term Loan in the third quarter of 2013 to reduce our interest rate on outstanding borrowings, extend the maturity dates and amend certain financial covenants.  The commitments available for each facility will not change.

		Maturity Date (including extensions)		Applicable Rate		Facility Fee
Facility	Status	Prior/ Current	Extended/ Proposed	Prior/ Current	Extended/ Proposed	Prior/ Current	Extended/ Proposed
$600 million 2016 Unsecured Senior Bank Term Loan	Complete	June 2016	July 2016	L +1.75%	L +1.20%	N/A	N/A
$600 million 2017 Unsecured Senior Bank Term Loan	In Progress	January 2017	January 2019	L +1.50%	L +1.20%	N/A	N/A
$1.5 billion unsecured senior line of credit	In Progress	April 2017	January 2019	L +1.20%	L +1.10%	0.25%	0.20%

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	2

ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

Guidance

Based on our current view of existing market conditions and certain current assumptions, we have updated guidance for earnings per share attributable to Alexandria’s common stockholders – diluted and FFO per share attributable to Alexandria’s common stockholders – diluted for the year ended December 31, 2013, as set forth in the table below.  The table below provides a reconciliation of FFO per share, a non-GAAP measure, to earnings per share, the most directly comparable GAAP measure, as well as other key assumptions included in our guidance for the year ended December 31, 2013.  To the extent our full year earnings guidance is updated during the year, we will provide additional disclosure supporting reasons for any significant changes to such guidance.

Guidance for the Year Ended December 31, 2013	Reported on July 29, 2013	Reported on May 13, 2013
Earnings per share attributable to Alexandria’s common stockholders – diluted	$1.53 to $1.63	$1.50 to $1.60
Depreciation and amortization	$2.76 to $2.86	$2.80 to $2.90
(Gain) loss on sale of real estate	$(0.01)	$0.01
Other	$(0.01)	$(0.01)
FFO per share attributable to Alexandria’s common stockholders – diluted	$4.32 to $4.42	$4.35 to $4.45
Add back: actual 2Q13 per share loss on early extinguishment of debt (1)	$0.01	N/A
Add back: projected 3Q13 per share loss on early extinguishment of debt (1)	$0.02	N/A
FFO per share attributable to Alexandria’s common stockholders - diluted, as adjusted	$4.35 to $4.45	$4.35 to $4.45

Key projection assumptions:
Same property NOI growth – cash basis	5% to 7%	5% to 7%
Same property NOI growth – GAAP basis	1% to 3%	1% to 3%
Rental rate steps on lease renewals and re-leasing of space – cash basis	3% to 5%	1% to 3%
Rental rate steps on lease renewals and re-leasing of space – GAAP basis	11% to 13%	7% to 12%
Occupancy percentage for all operating properties at December 31, 2013	94.3% to 94.7%	94.3% to 94.7%
Straight-line rents	$24 to $26 million	$24 to $26 million
Amortization of above and below market leases	$3 to $4 million	$3 to $4 million
General and administrative expenses	$48 to $51 million	$48 to $51 million
Capitalization of interest	$51 to $57 million	$51 to $57 million
Interest expense, net	$71 to $81 million	$71 to $81 million
Net debt to adjusted EBITDA for the annualized three months ended December 31, 2013	6.5x	6.5x
Fixed charge coverage ratio for the annualized three months ended December 31, 2013	3.0x	3.0x
Non-income-producing land as a percentage of gross real estate by December 31, 2013	15% to 17%	15% to 17%

(1)          Represents loss on early extinguishment of debt related to the write-off of unamortized loan fees of $0.01 per share as a result of the $150 million partial repayment of our 2016 Unsecured Senior Bank Term Loan during the three months ended June 30, 2013, and the estimated loss on early extinguishment of debt related to the write-off of unamortized loan fees of $0.02 per share as a result of amendments of our 2016 Unsecured Senior Bank Term Loan, 2017 Unsecured Senior Bank Term Loan, and $1.5 billion unsecured senior line of credit which we expect to complete in the third quarter of 2013.

We expect that our principal liquidity needs for the year ended December 31, 2013, will be satisfied by the following multiple sources of capital as shown in the table below.  There can be no assurance that our sources and uses of capital will not be materially higher or lower than these expectations.

	Reported on July 29, 2013				Reported on May 13, 2013
Sources and Uses of Capital for the Year Ended December 31, 2013 (in millions)	Completed	Projected		Total	Total
Sources of capital:
Net cash provided by operating activities less dividends	$66	$64 - 84		$130 - 150	$130 - 150
Non-income-producing land sales	18	131 - 171	(1)	149 - 189	149 - 189
Income producing asset sales	129	0 - 5		129 - 134	125 - 138
Secured construction loan borrowings	26	19 - 39		45 - 65	45 - 55
Unsecured senior notes payable	500	–		500	350 - 450
Common stock offering	536	–		536	415 - 490
Available cash and borrowings on unsecured senior line of credit (2)	–	324 - 369		324 - 369	–
Total sources of capital	$1,275	$538 - 668		$1,813 - 1,943	$1,214 - 1,472

Uses of capital:
Development, redevelopment, and construction	$253	$346 - 376		$599 - 629	$617 - 667
Seller financing of asset sales	39	–		39	39
Acquisitions:
Completed/in process acquisitions	13	64		77	–
Additional acquisitions	-	123 - 223		123 - 223	200 - 300
Secured notes payable repayments	32	5		37	37
Unsecured senior bank term loan repayment	150	–		150	125 - 175
Excess cash retained from issuance of unsecured senior notes payable/pay down of unsecured senior line of credit	788	–		788	196 - 254
Total uses of capital	$1,275	$538 - 668		$1,813 - 1,943	$1,214 - 1,472

(1)          See Balance Sheet section of our Supplemental Package for additional information.

(2)          We had $302.2 million in cash and cash equivalents as of June 30, 2013.

The key assumptions behind the sources and uses of capital in the table on the prior page are a favorable capital market environment and performance of our core operations in areas such as delivery of current and future development and redevelopment projects, leasing activity, and renewals.  Our expected sources and uses of capital are subject to a number of variables and uncertainties, including those discussed under the “Forward-looking statements” section under Part I, the “Risk Factors” section under Item 1A, and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section under Item 7, of our annual report on Form 10-K for the year ended December 31, 2012.  We expect to update our forecast of sources and uses of capital on a quarterly basis.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	3

ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

Earnings Call Information

We will host a conference call on Tuesday, July 30, 2013, at 3:00 p.m. Eastern Time (“ET”)/12:00 p.m. noon Pacific Time (“PT”) that is open to the general public to discuss our financial and operating results for the three months ended June 30, 2013.  To participate in this conference call, dial (888) 724-9493 or (913) 312-1456 and confirmation code 7393551, shortly before 3:00 p.m. ET/12:00 p.m. noon PT.  The audio web cast can be accessed at: www.are.com, in the “For Investors” section.  A replay of the call will be available for a limited time from 6:00 p.m. ET/3:00 p.m. PT on Tuesday, July 30, 2013.  The replay number is (888) 203-1112 or (719) 457-0820 and the confirmation code is 7393551.

Additionally, a copy of this Earnings Press Release and Supplemental Information for the second quarter ended June 30, 2013, is available in the “For Investors” section of our website at www.are.com or by following this link: http://www.are.com/fs/2013q2.pdf.

About the Company

Alexandria Real Estate Equities, Inc. (NYSE: ARE), a self-administered and self-managed investment-grade REIT, is the largest and leading REIT focused principally on owning, operating, developing, redeveloping, and acquiring high-quality, sustainable real estate for the broad and diverse life science industry.  Founded in 1994, Alexandria was the first REIT to identify and pursue the laboratory niche and has since had the first-mover advantage in the core life science cluster locations including Greater Boston, the San Francisco Bay Area, San Diego, New York City, Seattle, Suburban Washington, D.C., and Research Triangle Park.  Alexandria’s high-credit client tenants span the life science industry, including renowned academic and medical institutions, multinational pharmaceutical companies, public and private biotechnology entities, United States government research agencies, medical device companies, industrial biotech companies, venture capital firms, and life science product and service companies.  As the recognized real estate partner of the life science industry, Alexandria has a superior track record in driving client tenant productivity, collaboration, and innovation through its best-in-class laboratory and office space adjacent to leading academic medical research centers, unparalleled life science real estate expertise and services, and a longstanding and expansive network in the life science community.  We believe these advantages result in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value.  For additional information on Alexandria, please visit www.are.com.

***********

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include, without limitation, statements regarding our 2013 earnings per share attributable to Alexandria’s common stockholders – diluted, 2013 FFO per share attributable to Alexandria’s common stockholders – diluted, NOI and our projected sources and uses of capital for the year ended December 31, 2013.  These forward-looking statements are based on our current expectations, beliefs, projections, future plans, strategies, anticipated events, trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events.  These statements are subject to risks, uncertainties, assumptions and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements.  Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully complete and lease our existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development, our failure to successfully operate or lease acquired properties, decreased rental rates or increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by client tenants, general and local economic conditions, and other risks and uncertainties detailed in our filings with the SEC.  Accordingly, you are cautioned not to place undue reliance on such forward-looking statements.  All forward-looking statements are made as of the date of this press release, and we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.  For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	4

ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended					Six Months Ended
	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12	6/30/13	6/30/12
Revenues:
Rental	$114,743	$111,776	$112,048	$106,216	$104,329	$226,519	$205,530
Tenant recoveries	35,923	35,611	35,721	34,006	31,881	71,534	63,763
Other income	3,569	2,993	3,785	2,628	9,383	6,562	12,011
Total revenues	154,235	150,380	151,554	142,850	145,593	304,615	281,304

Expenses:
Rental operations	46,323	45,224	46,176	44,203	42,102	91,547	82,555
General and administrative	12,472	11,648	12,635	12,470	12,298	24,120	22,655
Interest	15,978	18,020	17,941	17,092	17,922	33,998	34,148
Depreciation and amortization	46,580	46,065	47,515	46,584	50,741	92,645	92,527
Impairment of land parcel	–	–	2,050	–	–	–	–
Loss on early extinguishment of debt	560	–	–	–	1,602	560	2,225
Total expenses	121,913	120,957	126,317	120,349	124,665	242,870	234,110

Income from continuing operations	32,322	29,423	25,237	22,501	20,928	61,745	47,194

Income (loss) from discontinued operations:
Income from discontinued operations before impairment of real estate	243	814	5,171	5,603	4,713	1,057	9,358
Impairment of real estate	–	–	(1,601)	(9,799)	–	–	–
Income (loss) from discontinued operations, net	243	814	3,570	(4,196)	4,713	1,057	9,358

Gain on sale of land parcel	772	–	–	–	–	772	1,864
Net income	33,337	30,237	28,807	18,305	25,641	63,574	58,416

Net income attributable to noncontrolling interests	980	982	1,012	828	851	1,962	1,562
Dividends on preferred stock	6,471	6,471	6,471	6,471	6,903	12,942	14,386
Preferred stock redemption charge	–	–	–	–	–	–	5,978
Net income attributable to unvested restricted stock awards	403	342	324	360	271	745	506
Net income attributable to Alexandria’s common stockholders	$25,483	$22,442	$21,000	$10,646	$17,616	$47,925	$35,984

Earnings per share attributable to Alexandria’s common stockholders – basic and diluted:
Continuing operations	$0.38	$0.35	$0.27	$0.24	$0.21	$0.72	$0.43
Discontinued operations, net	–	0.01	0.06	(0.07)	0.08	0.02	0.15
Earnings per share – basic and diluted	$0.38	$0.36	$0.33	$0.17	$0.29	$0.74	$0.58

Weighted average shares of common stock outstanding for calculating earnings per share attributable to Alexandria’s common stockholders:
– Basic	66,973	63,161	63,092	62,364	61,663	65,078	61,586
– Diluted	66,973	63,161	63,092	62,364	61,664	65,078	61,586

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	5

ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2013	2013	2012	2012	2012
Assets
Investments in real estate, net	$6,453,379	$6,375,182	$6,424,578	$6,300,027	$6,208,354
Cash and cash equivalents	302,205	87,001	140,971	94,904	80,937
Restricted cash	30,914	30,008	39,947	44,863	41,897
Tenant receivables	7,577	9,261	8,449	10,124	6,143
Deferred rent	177,507	170,100	170,396	160,914	155,295
Deferred leasing and financing costs, net	164,362	159,872	160,048	152,021	151,355
Investments	122,605	123,543	115,048	107,808	104,454
Other assets	120,740	135,952	90,679	94,356	93,304
Total assets	$7,379,289	$7,090,919	$7,150,116	$6,965,017	$6,841,739

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$711,029	$730,714	$716,144	$719,350	$719,977
Unsecured senior notes payable	1,048,395	549,816	549,805	549,794	549,783
Unsecured senior line of credit	–	554,000	566,000	413,000	379,000
Unsecured senior bank term loans	1,200,000	1,350,000	1,350,000	1,350,000	1,350,000
Accounts payable, accrued expenses, and tenant security deposits	368,249	367,153	423,708	376,785	348,037
Dividends payable	52,141	43,955	41,401	39,468	38,357
Total liabilities	3,379,814	3,595,638	3,647,058	3,448,397	3,385,154

Commitments and contingencies

Redeemable noncontrolling interests	14,505	14,534	14,564	15,610	15,817

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
Series D Cumulative Convertible Preferred Stock	250,000	250,000	250,000	250,000	250,000
Series E Cumulative Redeemable Preferred Stock	130,000	130,000	130,000	130,000	130,000
Common stock	710	633	632	632	622
Additional paid-in capital	3,596,477	3,075,860	3,086,052	3,094,987	3,053,269
Accumulated other comprehensive loss	(39,565)	(22,890)	(24,833)	(19,729)	(37,370)
Alexandria’s stockholders’ equity	3,937,622	3,433,603	3,441,851	3,455,890	3,396,521
Noncontrolling interests	47,348	47,144	46,643	45,120	44,247
Total equity	3,984,970	3,480,747	3,488,494	3,501,010	3,440,768
Total liabilities, noncontrolling interests, and equity	$7,379,289	$7,090,919	$7,150,116	$6,965,017	$6,841,739

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	6

ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

Funds From Operations and Adjusted Funds From Operations

(In thousands, except per share amounts)

(Unaudited)

The following table presents a reconciliation of net income attributable to Alexandria’s common stockholders – basic, the most directly comparable financial measure presented in accordance with GAAP, to FFO attributable to Alexandria’s common stockholders – diluted, FFO attributable to Alexandria’s common stockholders – diluted, as adjusted, and AFFO attributable to Alexandria’s common stockholders – diluted, for the periods below:

	Three Months Ended					Six Months Ended
	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12	6/30/13	6/30/12
Net income attributable to Alexandria’s common stockholders – basic	$25,483	$22,442	$21,000	$10,646	$17,616	$47,925	$35,984
Depreciation and amortization	46,580	46,995	48,072	48,173	52,355	93,575	95,760
Loss (gain) on sale of real estate	(219)	340	–	(1,562)	(2)	121	(2)
Impairment of real estate	–	–	1,601	9,799	–	–	–
Gain on sale of land parcel	(772)	–	–	–	–	(772)	(1,864)
Amount attributable to noncontrolling interests/unvested restricted stock awards:
Net income	1,383	1,324	1,336	1,188	1,122	2,707	2,068
FFO	(1,437)	(1,064)	(1,109)	(1,148)	(1,133)	(2,501)	(2,305)
FFO attributable to Alexandria’s common stockholders – basic	71,018	70,037	70,900	67,096	69,958	141,055	129,641
Assumed conversion of 8.00% Unsecured Senior Convertible Notes	5	5	5	5	6	10	11
FFO attributable to Alexandria’s common stockholders – diluted	71,023	70,042	70,905	67,101	69,964	141,065	129,652
Realized gain on equity investment primarily related to one non-tenant life science entity	–	–	–	–	(5,811)	–	(5,811)
Impairment of land parcel	–	–	2,050	–	–	–	–
Loss on early extinguishment of debt	560	–	–	–	1,602	560	2,225
Preferred stock redemption charge	–	–	–	–	–	–	5,978
Allocation to unvested restricted stock awards	(12)	–	(19)	–	35	(12)	(20)
FFO attributable to Alexandria’s common stockholders – diluted, as adjusted	71,571	70,042	72,936	67,101	65,790	141,613	132,024

Non-revenue-enhancing capital expenditures:
Maintenance building improvements	(337)	(596)	(329)	(935)	(594)	(933)	(804)
Tenant improvements and leasing commissions	(2,990)	(882)	(3,170)	(1,844)	(2,148)	(3,872)	(4,167)
Straight-line rent revenue	(8,239)	(6,198)	(9,240)	(5,225)	(5,195)	(14,437)	(13,991)
Straight-line rent expense on ground leases	539	538	471	201	1,207	1,077	2,613
Capitalized income from development projects	9	22	45	50	72	31	550
Amortization of acquired above and below market leases	(830)	(830)	(844)	(778)	(778)	(1,660)	(1,578)
Amortization of loan fees	2,427	2,386	2,505	2,470	2,214	4,813	4,857
Amortization of debt premiums/discounts	115	115	110	112	110	230	289
Stock compensation	4,463	3,349	3,748	3,845	3,274	7,812	6,567
Allocation to unvested restricted stock awards	50	19	63	19	15	69	48
AFFO attributable to Alexandria’s common stockholders – diluted	$66,778	$67,965	$66,295	$65,016	$63,967	$134,743	$126,408

The following table presents a reconciliation of net income per share attributable to Alexandria’s common stockholders - basic, to FFO per share attributable to Alexandria’s common stockholders – diluted, FFO per share attributable to Alexandria’s common stockholders – diluted, as adjusted, and AFFO per share attributable to Alexandria’s common stockholders – diluted, for the periods below.  For the computation of the weighted average shares used to compute the per share information, refer to the “Definitions and Other Information” section in our supplemental information:

	Three Months Ended					Six Months Ended
	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12	6/30/13	6/30/12
Net income per share attributable to Alexandria’s common stockholders – basic	$0.38	$0.36	$0.33	$0.17	$0.29	$0.74	$0.58
Depreciation and amortization	0.69	0.74	0.76	0.78	0.84	1.43	1.56
Loss (gain) on sale of real estate	–	0.01	–	(0.03)	–	0.01	–
Impairment of real estate	–	–	0.03	0.16	–	–	–
Gain on sale of land parcel	(0.01)	–	–	–	–	(0.01)	(0.03)
Amount attributable to noncontrolling interests/unvested restricted stock awards:
Net income	0.02	0.02	0.02	0.02	0.02	0.04	0.03
FFO	(0.02)	(0.02)	(0.02)	(0.02)	(0.02)	(0.04)	(0.04)
FFO per share attributable to Alexandria’s common stockholders – basic	1.06	1.11	1.12	1.08	1.13	2.17	2.11
Assumed conversion of 8.00% Unsecured Senior Convertible Notes	–	–	–	–	–	–	–
FFO per share attributable to Alexandria’s common stockholders – diluted	1.06	1.11	1.12	1.08	1.13	2.17	2.11
Realized gain on equity investment primarily related to one non-tenant life science entity	–	–	–	–	(0.09)	–	(0.09)
Impairment of land parcel	–	–	0.04	–	–	–	–
Loss on early extinguishment of debt	0.01	–	–	–	0.03	0.01	0.03
Preferred stock redemption charge	–	–	–	–	–	–	0.10
Allocation to unvested restricted stock awards	–	–	–	–	–	–	–
FFO per share attributable to Alexandria’s common stockholders – diluted, as adjusted	1.07	1.11	1.16	1.08	1.07	2.18	2.14

Non-revenue-enhancing capital expenditures:
Maintenance building improvements	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)
Tenant improvements and leasing commissions	(0.04)	(0.01)	(0.05)	(0.03)	(0.03)	(0.06)	(0.07)
Straight-line rent revenue	(0.12)	(0.10)	(0.15)	(0.08)	(0.08)	(0.22)	(0.23)
Straight-line rent expense on ground leases	0.01	0.01	0.01	–	0.02	0.02	0.04
Amortization of acquired above and below market leases	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)	(0.03)	(0.03)
Amortization of loan fees	0.03	0.04	0.04	0.03	0.03	0.07	0.09
Stock compensation	0.07	0.05	0.06	0.06	0.05	0.12	0.11
Allocation to unvested restricted stock awards	–	–	–	–	–	–	–
Other	–	–	–	–	–	–	0.01
AFFO per share attributable to Alexandria’s common stockholders – diluted	$1.00	$1.08	$1.05	$1.04	$1.04	$2.07	$2.05

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	7

SUPPLEMENTAL

INFORMATION

ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

Company Profile

The Company

Alexandria Real Estate Equities, Inc. (NYSE: ARE), a self-administered and self-managed investment-grade real estate investment trust (“REIT”), is the largest and leading REIT focused principally on owning, operating, developing, redeveloping, and acquiring high-quality, sustainable real estate for the broad and diverse life science industry.  Founded in 1994, Alexandria was the first REIT to identify and pursue the laboratory niche and has since had the first-mover advantage in the core life science cluster locations including Greater Boston, the San Francisco Bay Area, San Diego, New York City, Seattle, Suburban Washington, D.C., and Research Triangle Park.  Alexandria’s high-credit client tenants span the life science industry, including renowned academic and medical institutions, multinational pharmaceutical companies, public and private biotechnology entities, United States government research agencies, medical device companies, industrial biotech companies, venture capital firms, and life science product and service companies.  As the recognized real estate partner of the life science industry, Alexandria has a superior track record in driving client tenant productivity, collaboration, and innovation through its best-in-class laboratory and office space adjacent to leading academic medical research centers, unparalleled life science real estate expertise and services, and longstanding and expansive network in the life science community.  We believe these advantages result in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value.  For additional information on Alexandria, please visit www.are.com.

Unique Niche Strategy

Alexandria’s primary business objective is to maximize stockholder value by providing its stockholders with the greatest possible total return and long-term asset value based on a multifaceted platform of internal and external growth.  The key elements to our strategy include our consistent focus on high-quality assets and operations in the top life science cluster locations with our properties located adjacent to life science entities, driving growth and technological advances within each cluster.  These adjacency locations are characterized by high barriers to entry for new landlords, high barriers to exit for client tenants, and limited supply of available space.  They represent highly desirable locations for tenancy by life science entities because of the close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses.  Alexandria’s strategy also includes drawing upon our deep and broad life science and real estate relationships in order to attract new and leading life science client tenants and value-added real estate.  Alexandria was founded in 1994 by Jerry M. Sudarsky and Joel S. Marcus.  Alexandria executed its initial public offering in 1997 and received its investment-grade ratings in 2011.

Management

Alexandria’s executive and senior management team is highly experienced in the REIT industry (uniquely with life science and real estate development, construction, operations, ownership, and expertise) and is the most accomplished team focused on providing high-quality, environmentally sustainable real estate, technical infrastructure, and unique expertise to the broad and diverse life science industry.  Our deep and talented team has decades of life science industry experience.  Our management team also includes highly experienced regional market directors averaging over 21 years of real estate experience, including approximately 11 years with Alexandria.  We believe that our expertise, experience, reputation, and key life science relationships provide Alexandria significant competitive advantages in attracting new business opportunities.

Client Tenant Base

The quality, diversity, breadth, and depth of our significant relationships with our life science client tenants provide Alexandria with solid and stable cash flows.  Investment-grade client tenants represented 46% of Alexandria’s total annualized base rent as of June 30, 2013.  Additionally, investment-grade client tenants represented 72% of Alexandria’s top 10 client tenants by annualized base rent as of June 30, 2013.  As of June 30, 2013, our multinational pharmaceutical client tenants represented approximately 26.1% of our annualized base rent, led by Bristol-Myers Squibb Company, Eli Lilly and Company, GlaxoSmithKline plc, Novartis AG, Pfizer Inc., and Roche; revenue producing life science product and service, medical device, and industrial biotech companies represented approximately 22.1%, led by Illumina, Inc., Laboratory Corporation of America Holdings, Monsanto Company, and Quest Diagnostics Incorporated; non-profit, renowned medical and research institutions, and government agencies represented approximately 17.6% and included Fred Hutchinson Cancer Research Center, Massachusetts Institute of Technology, The Regents of the University of California, Sanford-Burnham Medical Research Institute, The Scripps Research Institute, the United States Government, and University of Washington; public biotechnology companies represented approximately 17.1% and included Amgen Inc., Biogen Idec Inc., Celgene Corporation, Gilead Sciences, Inc., and Onyx Pharmaceuticals, Inc.; private biotechnology companies represented approximately 13.0% and included high-quality, leading-edge companies with blue-chip venture and institutional investors, including Constellation Pharmaceuticals, Inc., FibroGen, Inc., and FORMA Therapeutics, Inc.; and the remaining approximately 4.1% consisted of traditional office client tenants.  Alexandria’s strong life science underwriting skills, long-term life science industry relationships, and sophisticated management with both real estate and life science operating expertise positively distinguish Alexandria from all other publicly traded real estate investment trusts and real estate companies.

Executive/Senior Management

Joel S. Marcus	Chairman, Chief Executive Officer, & Founder	Thomas J. Andrews	EVP – Regional Market Director-Greater Boston
Dean A. Shigenaga	Chief Financial Officer, EVP, & Treasurer	Daniel J. Ryan	EVP – Regional Market Director-San Diego & Strategic Operations
Stephen A. Richardson	Chief Operating Officer & Regional Market Director-San Francisco Bay Area	John J. Cox	SVP – Regional Market Director-Seattle
Peter M. Moglia	Chief Investment Officer	John H. Cunningham	SVP – Regional Market Director-NY & Strategic Operations
Jennifer J. Banks	SVP, General Counsel, & Corporate Secretary	Larry J. Diamond	SVP – Regional Market Director-Mid Atlantic
Marc E. Binda	SVP – Finance	Vincent R. Ciruzzi	SVP – Construction & Development
Andres R. Gavinet	Chief Accounting Officer

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	9

ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

Company Information

Corporate Headquarters	Trading Symbols	Information Requests
385 East Colorado Boulevard, Suite 299	New York Stock Exchange	Phone:	(626) 396-4828
Pasadena, California 91101	Common stock: ARE	E-mail:	corporateinformation@are.com
	Series E preferred stock: ARE–E	Web:	www.are.com

Summary Data

Cluster Markets	Total Properties	Total Rentable Square Feet
Greater Boston, San Francisco Bay Area, San Diego, Greater NYC, Suburban Washington, D.C., Seattle, Research Triangle Park, Canada, India, and China	173	17.0 million

Common Stock Data

	2Q13	1Q13	4Q12	3Q12	2Q12
High/low trading price	$78.43/61.20	$73.51/69.77	$74.59/64.09	$77.10/70.97	$76.50/67.40
Closing stock price, average for period	$70.68	$71.98	$69.88	$73.65	$71.67
Closing stock price, at the end of the quarter	$65.72	$70.98	$69.32	$73.52	$72.72
Dividend per share – quarter/annualized	$0.65/2.60	$0.60/2.40	$0.56/2.24	$0.53/2.12	$0.51/2.04
Closing dividend yield – annualized	4.0%	3.4%	3.2%	2.9%	2.8%
Common shares outstanding, at the end of the quarter (in thousands)	70,997	63,317	63,245	63,161	62,250
Closing market value of outstanding common shares (in thousands)	$4,665,948	$4,494,262	$4,384,119	$4,643,610	$4,526,818
Total market capitalization (in thousands)	$8,005,581	$8,066,072	$7,953,348	$8,064,386	$7,912,286

Investor Information

Equity Research Coverage

Alexandria is currently covered by the following research analysts.  This list may not be complete and is subject to change as firms initiate or discontinue coverage of our company.  Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, forecasts, or predictions of Alexandria or its management.  Alexandria does not by its reference below or distribution imply its endorsement of or concurrence with such information, conclusions, or recommendations.  Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports.  Several of these firms may from time-to-time own our stock and/or hold other long or short positions in our stock, and may provide compensated services to us.

Argus Research Group, Inc.		Evercore Partners		RBC Capital Markets
William Eddleman, Jr.	(212) 425-7500	Sheila McGrath	(212) 497-0882	Michael Carroll	(440) 715-2649
		Nathan Crossett	(212) 497-0870	Rich Moore	(440) 715-2646

Bank of America Merrill Lynch		Green Street Advisors, Inc.		Robert W. Baird & Company
James Feldman	(646) 855-5808	Jeff Theiler	(949) 640-8780	David Rodgers	(216) 737-7341
Jeffrey Spector	(646) 855-1363	John Hornbeak	(949) 640-8780	Mathew R. Spencer	(414) 298-5053
Stephen Sihelnik	(646) 855-1829

Barclays Capital Inc.		International Strategy & Investment Group Inc.		Standard & Poor’s
Ross L. Smotrich	(212) 526-2306	George Auerbach	(212) 446-9459	Roy Shepard	(212) 438-1947
Michael R. Lewis	(212) 526-3098	Steve Sakwa	(212) 446-9462
		Gwen Clark	(212) 446-5611

Citigroup Global Markets Inc.		JMP Securities – JMP Group, Inc.		UBS Financial Services Inc.
Michael Bilerman	(212) 816-1383	William C. Marks	(415) 835-8944	Ross Nussbaum	(212) 713-2484
Quentin Velleley	(212) 816-6981	Whitney Stevenson	(415) 835-8948	Gabriel Hilmoe	(212) 713-3876
Emmanuel Korchman	(212) 816-1382			Weina Hou	(212) 713-4057

Cowen and Company, LLC		J.P. Morgan Securities LLC
James Sullivan	(646) 562-1380	Anthony Paolone	(212) 622-6682
Tom Catherwood	(646) 562-1382	Joseph Dazio	(212) 622-6416

Rating Agencies

Moody’s Investors Service		Rating	Standard & Poor’s		Rating
Philip Kibel	(212) 553-4569	Baa2	George Skoufis	(212) 438-2608	BBB-
Maria Maslovsky	(212) 553-4831	Stable Outlook	Jaime Gitler	(212) 438-5049	Stable Outlook

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	10

ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

Financial and Asset Base Highlights

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended (unless stated otherwise)
Key Credit Metrics	6/30/13	3/31/13	12/31/12		9/30/12		6/30/12
Unencumbered NOI as a percentage of total NOI	70%	68%	71%		72%		72%
Percentage outstanding on unsecured senior line of credit at end of period	0%	37%	38%		28%		25%
Net debt to gross assets at end of period	33%	39%	38%		38%		38%
Net debt to Adjusted EBITDA – quarter annualized	6.6x	7.8x	7.3x		7.6x		7.1x
Net debt to Adjusted EBITDA – trailing 12 months	6.6x	7.7x	7.6x		7.5x		7.5x
Fixed charge coverage ratio – quarter annualized	2.8x	2.7x	2.8x		2.5x		2.6x
Fixed charge coverage ratio – trailing 12 months	2.7x	2.7x	2.6x		2.6x		2.7x
Interest coverage ratio – quarter annualized	3.4x	3.3x	3.4x		3.1x		3.2x
Dividend payout ratio (common stock)	65%	55%	49%		50%		49%

Selected Balance Sheet Information – at end of period
Gross investments in real estate	$7,331,578	$7,225,073	$7,299,613		$7,154,359		$7,030,723
Total assets	$7,379.289	$7,090,919	$7,150,116		$6,965,017		$6,841,739
Total unsecured debt	$2,248,395	$2,453,816	$2,465,805		$2,312,794		$2,278,783
Total debt	$2,959,424	$3,184,530	$3,181,949		$3,032,114		$2,998,760
Net debt	$2,626,305	$3,067,521	$3,001,031		$2,892,377		$2,875,926
Total liabilities	$3,379,814	$3,595,638	$3,647,058		$3,448,397		$3,385,154
Common shares outstanding (in thousands)	70,997	63,317	63,245		63,161		62,250
Total market capitalization	$8,005,581	$8,066,072	$7,953,348		$8,064,386		$7,912,286

Operating Data
Total revenues	$154,235	$150,380	$151,554		$142,850		$145,593
Rental operations	$46,323	$45,224	$46,176		$44,203		$42,102
Operating margins	70%	70%	70%		69%		71%
General and administrative expense as a percentage of total revenues	8.1%	7.7%	8.3%		8.7%		8.4%
Capitalized interest	$15,690	$14,021	$14,897		$16,763		$15,825
Weighted average interest rate used for capitalization during period	4.13%	3.97%	4.10%		4.35%		4.41%
Adjusted EBITDA – quarter annualized	$399,708	$395,764	$408,876		$382,608		$403,168
Adjusted EBITDA – trailing 12 months	$396,739	$397,606	$393,124		$385,393		$384,033
Adjusted EBITDA margins – quarter annualized	65%	66%	67%		67%		69%

Net Income, FFO, and AFFO
Net income attributable to Alexandria’s common stockholders – diluted	$25,483	$22,442	$21,000		$10,646	(1)	$17,616
FFO attributable to Alexandria’s common stockholders – diluted	$71,023	$70,042	$70,905		$67,101		$69,964
FFO attributable to Alexandria’s common stockholders – diluted, as adjusted	$71,571	$70,042	$72,936		$67,101		$65,790
AFFO attributable to Alexandria’s common stockholders – diluted	$66,778	$67,965	$66,295		$65,016		$63,967

Per Share Data
Earnings per share – diluted	$0.38	$0.36	$0.33		$0.17	(1)	$0.29
FFO per share – diluted	$1.06	$1.11	$1.12		$1.08		$1.13
FFO per share – diluted, as adjusted	$1.07	$1.11	$1.16		$1.08		$1.07
AFFO per share – diluted	$1.00	$1.08	$1.05		$1.04		$1.04

Asset Base Statistics – at end of period
Number of properties at end of period	173	174	179		178		183
Rentable square feet at end of period	17,035,097	17,075,268	17,521,772		17,101,966		17,385,572
Occupancy of operating properties at end of period	93.3%	93.0%	93.4%		93.0%		92.9%
Occupancy of operating and redevelopment properties at end of period	91.2%	90.1%	89.8%		88.3%		86.9%

Leasing Activity and Same Property Performance
Leasing activity – rentable square feet	767,935	702,901	677,781		732,094		959,295
Leasing activity – change in average new rental rates over expiring rates – cash basis	6.7%	5.9%	(2.9%	)	(2.9%	)	(0.8%	)
Leasing activity – change in average new rental rates over expiring rates – GAAP basis	12.7%	12.7%	2.6%		7.6%		5.8%
Same property – change in NOI over comparable quarter from prior year – cash basis	7.2%	8.8%	6.3%		4.3%		1.6%
Same property – change in NOI over comparable quarter from prior year – GAAP basis	3.2%	0.4%	0.7%		(0.9%	)	(0.2%	)

(1)                         Net income attributable to Alexandria’s common stockholders – diluted excluding $9.8 million, or $0.16 per share, impairment of real estate, was $20.4 million, or $0.33 per share.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	11

CORE OPERATING METRICS

ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

Core Operating Metrics

(Unaudited)

Quarterly percentage change in same property NOI

Percentage change in rental rates on renewed/re-leased space

Occupancy percentage

Solid leasing capabilities – rentable square feet leased (in thousands)

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	13

ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

Summary of Same Property Comparisons

(Dollars in thousands)

(Unaudited)

	Three Months Ended	Six Months Ended
Same property data	June 30, 2013	June 30, 2013
Percentage change in net operating income – cash basis	7.2%	8.3%
Percentage change in net operating income – GAAP basis	3.2%	2.0%
Number of properties	137	135
Rentable square feet	11,182,003	11,032,453
Occupancy – current period	93.4%	93.1%
Occupancy – same period prior year	92.5%	92.5%

The following table presents a comparison of the components of same property and non-same property NOI for the three months and six months ended June 30, 2013, compared to the three months and six months ended June 30, 2012, and a reconciliation of NOI to income from continuing operations, the most directly comparable GAAP financial measure:

	Three Months Ended June 30,			Six Months Ended June 30,
Revenues:	2013	2012	% Change	2013	2012	% Change
Rental – same properties	$96,605	$92,794	4.1%	$190,681	$185,022	3.1%
Rental – non-same properties	18,138	11,535	57.2	35,838	20,508	74.8
Total rental – GAAP basis	114,743	104,329	10.0	226,519	205,530	10.2

Tenant recoveries – same properties	29,830	29,282	1.9	60,087	58,034	3.5
Tenant recoveries – non-same properties	6,093	2,599	134.4	11,447	5,729	99.8
Total tenant recoveries	35,923	31,881	12.7	71,534	63,763	12.2

Other income – same properties	203	24	745.8	323	82	293.9
Other income – non-same properties	3,366	9,359	(64.0)	6,239	11,929	(47.7)
Total other income	3,569	9,383	(62.0)	6,562	12,011	(45.4)

Total revenues – same properties	126,638	122,100	3.7	251,091	243,138	3.3
Total revenues – non-same properties	27,597	23,493	17.5	53,524	38,166	40.2
Total revenues	154,235	145,593	5.9	304,615	281,304	8.3

Expenses:
Rental operations – same properties	39,143	37,291	5.0	78,234	73,672	6.2
Rental operations – non-same properties	7,180	4,811	49.2	13,313	8,883	49.9
Total rental operations	46,323	42,102	10.0	91,547	82,555	10.9

Net operating income:
NOI – same properties	87,495	84,809	3.2	172,857	169,466	2.0
NOI – non-same properties	20,417	18,682	9.3	40,211	29,283	37.3
Total NOI – GAAP basis	107,912	103,491	4.3	213,068	198,749	7.2

Other expenses:
General and administrative	12,472	12,298	1.4	24,120	22,655	6.5
Interest	15,978	17,922	(10.8)	33,998	34,148	(0.4)
Depreciation and amortization	46,580	50,741	(8.2)	92,645	92,527	0.1
Loss on early extinguishment of debt	560	1,602	(65.0)	560	2,225	(74.8)
Total other expenses	75,590	82,563	(8.4)	151,323	151,555	(0.2)
Income from continuing operations	$32,322	$20,928	54.4%	$61,745	$47,194	30.8%

NOI – same properties – GAAP basis	$87,495	$84,809	3.2%	$172,857	$169,466	2.0%
Less: straight-line rent adjustments	(1,807)	(4,897)	(63.1)	(2,306)	(11,952)	(80.7)
NOI – same properties – cash basis	$85,688	$79,912	7.2%	$170,551	$157,514	8.3%

The following table reconciles same properties to total properties for the six months ended June 30, 2013:

Development – active	Properties	Development – deliveries since January 1, 2012	Properties			Properties
225 Binney Street	1	259 East Grand Avenue	1		Development – active	6
499 Illinois Street	1	400/450 East Jamie Court	2		Redevelopment – active	7
269 East Grand Avenue	1	Canada	1	(1)	Development – deliveries	6
430 East 29th Street	1	4755 Nexus Center Drive	1		Redevelopment – deliveries	9
75/125 Binney Street	1	5200 Illumina Way	1	(1)
360 Longwood Avenue (JV)	1		6		Development/Redevelopment – Asia	7	(2)
	6	Redevelopment – deliveries since January 1, 2012
Redevelopment – active		10300 Campus Point Drive	1		Acquisitions in North America since January 1, 2012
9800 Medical Center Drive	3	20 Walkup Drive	1		6 Davis Drive	1
1616 Eastlake Avenue	1	11119 North Torrey Pines Road	1
285 Bear Hill Road	1	3530/3550 John Hopkins Court	2		Properties held for sale	2
343 Oyster Point Boulevard	1	620 Professional Drive	1		Total properties excluded from same	38
4757 Nexus Center Drive	1	6275 Nancy Ridge Drive	1		properties
	7	1551 Eastlake Avenue	1
		400 Technology Square	1		Same properties	135
			9		Total consolidated and unconsolidated properties as of June 30, 2013	173

(1)

These properties each represent multiple buildings, a portion of which are included in our same property results. As a result, 26,426 RSF and 127,373 RSF for Canada and 5200 Illumina Way, respectively, have been excluded from our same property results.

(2)	Property count in Asia includes one development delivery, one property acquired since January 1, 2012, and five active development and redevelopment properties.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

Same Property Performance Historical Results

(Unaudited)

The charts below provide two alternative calculations of same property performance in comparison to our historical same property performance. Our reported same property performance has been based upon a pool of operating assets and completed developed and redeveloped assets to the extent that those assets were operating for the entirety of the comparable same property period presented. The alternative calculations presented below include 1) same property performance for the operating portfolio excluding assets that were recently developed or redeveloped and 2) the same property performance for the operating portfolio including those assets that were either under active redevelopment or previously completed redevelopments. From 2008 through 2012, our same property performance was generally consistent in each of the three calculations. For the six months ended June 30, 2013, same property performance including redevelopment properties, as shown in the table, would have been meaningfully higher than our traditional method of reporting same property performance. Same property performance including redevelopment properties will, from time to time, have significant growth in net operating income as a result of the completion of the conversion of non-laboratory space (with lower net operating income) to laboratory space (with higher net operating income) through redevelopment.  We believe our traditional method of reporting same property performance is a more useful presentation since it excludes the potential significant increases in performance as a result of completion of significant redevelopment projects.

Percentage change in same property NOI over preceding period - cash basis

Percentage change in same property NOI over preceding period - GAAP basis

(1)

Recently delivered developments and redevelopments are included in the same property data in the periods after their completion only if the property was operating during the entire same property periods. For example, projects completed in 2010 are included in 2012 vs. 2011 same property performance. Additionally, projects completed in 2011 are excluded from the 2012 vs. 2011 same property performance but included in the six months ended June 30, 2013, vs. six months ended June 30, 2012, same property performance.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

Summary of Leasing Activity

(Unaudited)

	Three Months Ended		Six Months Ended		Year Ended
	June 30, 2013		June 30, 2013		December 31, 2012
Leasing activity:	Cash	GAAP	Cash	GAAP	Cash	GAAP
Renewed/re-leased space
Rental rate changes	6.7%	12.7%	6.5%	12.7%	(2.0%)	5.2%
New rates	$33.22	$33.61	$32.65	$33.00	$29.86	$30.36
Expiring rates	$31.12	$29.82	$30.66	$29.28	$30.47	$28.87
Rentable square footage	331,043		486,924		1,475,403
Number of leases	33		50		102
TI’s/lease commissions per square foot	$9.03		$7.95		$6.22
Average lease terms	4.8 years		4.1 years		4.7 years

Developed/redeveloped/previously vacant space leased
New rates	$46.73	$54.11	$49.04	$53.24	$30.66	$32.56
Rentable square footage	436,892		983,912		1,805,693
Number of leases	33		58		85
TI’s/lease commissions per square foot	$31.40		$18.12		$11.02
Average lease terms	11.2 years		10.7 years		9.0 years

Leasing activity summary:
Totals (1)
New rates	$40.91	$45.27	$43.62	$46.54	$30.30	$31.57
Rentable square footage	767,935		1,470,836		3,281,096
Number of leases	66		108		187
TI’s/lease commissions per square foot	$21.76		$14.75		$8.87
Average lease terms	8.4 years		8.6 years		7.1 years

Lease expirations
Expiring rates	$31.15	$29.86	$31.44	$29.42	$30.03	$27.65
Rentable square footage	440,712		747,722		2,350,348
Number of leases	50		81		162

(1)                Excludes 10 month-to-month leases for 37,011 RSF at June 30, 2013.

During the three months ended June 30, 2013, we granted tenant concessions/free rent averaging approximately 1.8 months with respect to the 767,935 RSF leased.  During the six months ended June 30, 2013, we granted tenant concessions/free rent averaging approximately 1.8 months with respect to the 1,470,836 RSF leased.

Lease Structure	June 30, 2013
Percentage of triple net leases	94%
Percentage of leases containing annual rent escalations	95%
Percentage of leases providing for the recapture of capital expenditures	92%

The following chart presents our total RSF leased (in thousands) by development/redevelopment/previously vacant space and renewed/re-leased space:

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	16

ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

Summary of Lease Expirations

(Unaudited)

Year of Lease Expiration	Number of Leases Expiring		RSF of Expiring Leases		Percentage of Aggregate Total RSF	Annualized Base Rent of Expiring Leases (per RSF)
2013	43	(1)	410,254	(1)	3.0%	$31.83
2014	102		1,176,749		8.6%	$28.93
2015	77		1,411,738		10.3%	$32.45
2016	66		1,413,108		10.3%	$30.38
2017	64		1,585,740		11.5%	$30.67
2018	36		1,296,499		9.4%	$39.48
2019	24		690,566		5.0%	$32.83
2020	17		789,909		5.8%	$39.93
2021	20		828,009		6.0%	$37.02
2022	16		567,703		4.1%	$29.32
Thereafter	29		2,318,276		16.9%	$39.73

								Annualized
	2013 RSF of Expiring Leases							Base Rent of
		Negotiating/		Targeted for	Remaining			Expiring Leases
Market	Leased	Anticipating		Redevelopment	Expiring Leases	Total		(per RSF)
Greater Boston	47,160	21,396		–	33,620	102,176		$38.04
San Francisco Bay Area	12,313	16,818		–	36,003	65,134		22.13
San Diego	–	–		–	34,013	34,013		29.51
Greater NYC	–	–		–	–	–		–
Suburban Washington, D.C.	–	114,568	(2)	–	54,352	168,920		34.53
Seattle	–	1,350		–	9,574	10,924		27.46
Research Triangle Park	–	16,587		–	1,603	18,190		25.24
Canada	–	–		–	–	–		–
Non-cluster markets	–	3,508		–	1,000	4,508		12.35
Asia	–	4,069		–	2,320	6,389		12.00	(3)
Total	59,473	178,296		–	172,485	410,254	(1)	$31.83
Percentage of expiring leases	15%	43%		–%	42%	100%

							Annualized
	2014 RSF of Expiring Leases						Base Rent of
		Negotiating/	Targeted for		Remaining		Expiring Leases
Market	Leased	Anticipating	Redevelopment		Expiring Leases	Total	(per RSF)
Greater Boston	–	87,516	–		237,327	324,843	$38.03
San Francisco Bay Area	19,291	31,760	–		280,164	331,215	27.08
San Diego	–	–	–		52,153	52,153	23.25
Greater NYC	–	48,281	–		42,487	90,768	38.65
Suburban Washington, D.C.	–	8,319	85,297	(4)	74,017	167,633	19.18
Seattle	–	13,401	–		9,571	22,972	43.57
Research Triangle Park	–	10,527	–		45,812	56,339	22.91
Canada	–	–	–		81,870	81,870	21.51
Non-cluster markets	–	–	–		22,407	22,407	18.35
Asia	–	15,760	–		10,789	26,549	11.89	(3)
Total	19,291	215,564	85,297		856,597	1,176,749	$28.93
Percentage of expiring leases	2%	18%	7%		73%	100%

(1)	Excludes 10 month-to-month leases for approximately 37,011 RSF.
(2)

Includes approximately 55,000 RSF at 5 Research Court. We expect the tenant to extend their lease beyond their 2013 lease expiration date. This property consists of non-laboratory space and upon rollover will likely undergo conversion into laboratory space through redevelopment subsequent to the final lease expiration.

(3)	Expirations relate to two properties with an average investment of $101 per RSF.
(4)

Represents projects containing approximately 60,000 RSF and 25,000 RSF at 930 Clopper Road and 1500 East Gude Drive, respectively, which we expect to convert from non-laboratory space to laboratory space through redevelopment.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

Summary of Properties and Occupancy

(Unaudited)

Summary of properties

	Rentable Square Feet					Number of	Annualized Base Rent
Market	Operating	Development	Redevelopment	Total	% Total	Properties	(dollars in thousands)

Greater Boston	3,093,019	691,487	26,270	3,810,776	22%	36	$119,616	27%

San Francisco Bay Area	2,504,258	330,030	36,473	2,870,761	17	26	95,849	22

San Diego	2,575,382	–	68,423	2,643,805	16	33	84,267	20

Greater NYC	494,656	419,806	–	914,462	5	6	32,048	7

Suburban Washington, D.C.	2,088,291	–	67,055	2,155,346	13	29	43,627	10

Seattle	720,496	–	26,020	746,516	4	10	29,170	7

Research Triangle Park	941,807	–	–	941,807	6	14	18,764	4

Canada	1,103,507	–	–	1,103,507	7	5	9,397	2

Non-cluster markets	61,002	–	–	61,002	–	2	609	–

North America	13,582,418	1,441,323	224,241	15,247,982	90	161	433,347	99

Asia	617,602	618,976	85,728	1,322,306	8	9	4,736	1

Continuing operations	14,200,020	2,060,299	309,969	16,570,288	98	170	$438,083	100%

Discontinued operations	51,273	–	–	51,273	–	2	–

Consolidated	14,251,293	2,060,299	309,969	16,621,561	98	172	$438,083

Greater Boston - unconsolidated	–	413,536	–	413,536	2	1

Total consolidated and unconsolidated	14,251,293	2,473,835	309,969	17,035,097	100%	173

Summary of occupancy percentages

	Operating Properties			Operating and Redevelopment Properties
Market	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	March 31, 2013	June 30, 2012

Greater Boston	95.5%	95.8%	93.1%	94.7%	93.5%	84.1%

San Francisco Bay Area	97.3	95.8	97.0	95.9	93.8	94.7

San Diego	94.2	93.4	95.5	91.7	91.0	85.5

Greater NYC	98.4	98.4	94.2	98.4	98.4	94.2

Suburban Washington, D.C.	92.3	90.8	90.1	89.4	88.0	86.3

Seattle	93.1 (1)	96.7	96.1	89.9	88.2	90.8

Research Triangle Park	91.4 (2)	93.6	95.5	91.4	93.6	95.5

Canada	96.8	94.7	92.7	96.8	94.7	92.7

Non-cluster markets	54.0	54.0	51.4	54.0	54.0	51.4

North America	94.6	94.2	93.9	92.9	91.8	88.4

Asia	68.1	67.1	67.4	59.8	57.7	55.0

Continuing operations	93.3%	93.0%	92.9%	91.2%	90.1%	86.9%

(1)

Decrease primarily attributable to the delivery of 39,661 vacant RSF at our redevelopment project at 1551 Eastlake Avenue in the Lake Union submarket. Excluding this delivery, the occupancy percentage of operating properties was 98.5%.

(2)	We anticipate an increase in occupancy during the fourth quarter of 2013.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

Top 20 Client Tenants and Client Tenant Mix

(Dollars in thousands)

(Unaudited)

Top 20 client tenants

			Remaining	Aggregate	Percentage of Aggregate		Percentage of Aggregate	Investment-Grade Client Tenants
	Client Tenant	Number of Leases	Lease Term in Years (1)	Rentable Square Feet	Total Square Feet	Annualized Base Rent	Annualized Base Rent	Fitch Rating	Moody’s Rating	S&P Rating	Education/ Research
1	Novartis AG	13	3.7	635,917	3.8%	$31,993	7.3%	AA	Aa3	AA-	–
2	Illumina, Inc.	1	18.3	497,078	3.0	19,531	4.5	-	–	–	–
3	Bristol-Myers Squibb Company	6	4.6	419,624	2.5	15,840	3.6	A-	A2	A+	–
4	Eli Lilly and Company	6	9.7	290,132	1.7	15,563	3.6	A	A2	AA-	–
5	FibroGen, Inc.	1	10.4	234,249	1.4	14,197	3.3	–	–	–	–
6	Roche	3	4.8	348,918	2.1	13,867	3.2	AA	A1	AA	–
7	United States Government	9	4.8	332,578	2.0	13,119	3.0	AAA	Aaa	AA+	–
8	GlaxoSmithKline plc	5	6.1	208,394	1.3	10,187	2.3	A+	A1	A+	–
9	Celgene Corporation	3	8.1	250,586	1.5	9,340	2.1	–	Baa2	BBB+	–
10	Onyx Pharmaceuticals, Inc.	2	9.0	228,373	1.4	8,498	1.9	–	–	–	–
11	Massachusetts Institute of Technology	4	3.8	185,403	1.1	8,496	1.9	–	Aaa	AAA	✓
12	NYU-Neuroscience Translational Research Institute	2	10.5	86,756	0.5	8,012	1.8	–	Aa3	AA-	✓
13	The Regents of the University of California	3	8.2	188,654	1.1	7,787	1.8	AA	Aa1	AA	✓
14	Alnylam Pharmaceuticals, Inc.	1	3.3	129,424	0.8	6,081	1.4	–	–	–	–
15	Gilead Sciences, Inc.	1	7.0	109,969	0.7	5,824	1.3	–	Baa1	A-	–
16	Pfizer Inc.	2	5.7	116,518	0.7	5,502	1.3	A+	A1	AA	–
17	The Scripps Research Institute	2	3.4	101,775	0.6	5,200	1.2	AA-	Aa3	–	✓
18	Theravance, Inc. (2)	2	6.9	130,342	0.8	4,895	1.1	–	–	–	–
19	Infinity Pharmaceuticals, Inc.	2	1.6	68,020	0.4	4,423	1.0	–	–	–	–
20	Quest Diagnostics Incorporated	1	3.5	248,186	1.5	4,341	1.0	BBB+	Baa2	BBB+	–
	Total/weighted average top 20	69	7.3	4,810,896	28.9%	$212,696	48.6%

(1)	Represents remaining lease term in years based on percentage of aggregate annualized base rent in effect as of June 30, 2013.
(2)	As of April 25, 2013, GlaxoSmithKline plc owned approximately 27% of the outstanding stock of Theravance, Inc.

Multinational Pharmaceutical	Institutional: University, Non-Profit, and Government	Life Science Product and Service, Medical Device, and Industrial Biotech	Biotechnology: Public & Private

• Astellas Pharma Inc.

• AstraZeneca PLC

• Bayer AG

• Bristol-Myers Squibb Company

• Eisai Co., Ltd.

• Eli Lilly and Company

• Genomics Institute of the Novartis Research Foundation

• GlaxoSmithKline plc

• Novartis AG

• Pfizer Inc.

• Roche

• Sanofi

• Shire plc

• UCB S.A.

• California Institute of Technology

• Dana-Farber Cancer Institute, Inc.

• Duke University

• Environmental Protection Agency

• Fred Hutchinson Cancer Research Center

• Massachusetts Institute of Technology

• National Institutes of Health

• NYU-Neuroscience Translational Research Institute

• Sanford-Burnham Medical Research Institute

• Stanford University

• The Regents of the University of California

• The Scripps Research Institute

• UMass Memorial Health Care, Inc.

• UNC Health Care System

• United States Government

• University of Washington

• Aramco Services Company, Inc.

• Canon U.S. Life Sciences, Inc.

• Covance Inc.

• DSM N.V.

• Fluidigm Corporation

• Illumina, Inc.

• Laboratory Corporation of America Holdings

• Life Technologies Corporation

• Monsanto Company

• Qiagen N.V.

• Quest Diagnostics Incorporated

• Sapphire Energy, Inc.

• Thermo Fisher Scientific, Inc.

• Alnylam Pharmaceuticals, Inc.

• Amgen Inc.

• ARIAD Pharmaceuticals, Inc.

• Biogen Idec Inc.

• Celgene Corporation

• Constellation Pharmaceuticals, Inc.

• Epizyme, Inc.

• Fate Therapeutics, Inc.

• FibroGen, Inc.

• FORMA Therapeutics, Inc.

• Gilead Sciences, Inc.

• Infinity Pharmaceuticals, Inc.

• Kadmon Corporation, LLC

• Medicago Inc.

• Nektar Therapeutics

• Onyx Pharmaceuticals, Inc.

• Proteostasis Therapeutics, Inc.

• Quanticel Pharmaceuticals, Inc.

• Theravance, Inc.

• Warp Drive Bio, LLC

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	19

ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

Property Listing

(Dollars in thousands)

(Unaudited)

								Occupancy Percentage
		Rentable Square Feet				Number of	Annualized		Operating and
Address	Submarket	Operating	Development	Redevelopment	Total	Properties	Base Rent	Operating	Redevelopment
Greater Boston
100 Technology Square	Cambridge/Inner Suburbs	255,441	–	–	255,441	1	$17,369	100.0%	100.0%
200 Technology Square	Cambridge/Inner Suburbs	177,101	–	–	177,101	1	10,569	100.0	100.0
300 Technology Square	Cambridge/Inner Suburbs	175,609	–	–	175,609	1	8,611	100.0	100.0
400 Technology Square	Cambridge/Inner Suburbs	212,124	–	–	212,124	1	9,928	85.7	85.7
500 Technology Square	Cambridge/Inner Suburbs	184,207	–	–	184,207	1	10,159	100.0	100.0
600 Technology Square	Cambridge/Inner Suburbs	128,224	–	–	128,224	1	4,474	99.6	99.6
700 Technology Square	Cambridge/Inner Suburbs	48,930	–	–	48,930	1	1,584	82.4	82.4
161 First Street	Cambridge/Inner Suburbs	46,356	–	–	46,356	1	2,083	100.0	100.0
167 Sidney Street	Cambridge/Inner Suburbs	26,589	–	–	26,589	1	1,392	100.0	100.0
215 First Street	Cambridge/Inner Suburbs	366,719	–	–	366,719	1	11,038	89.5	89.5
225 Binney Street	Cambridge/Inner Suburbs	–	305,212	–	305,212	1	–	N/A	N/A
75/125 Binney Street	Cambridge/Inner Suburbs	–	386,275	–	386,275	1	–	N/A	N/A
300 Third Street	Cambridge/Inner Suburbs	131,963	–	–	131,963	1	6,534	100.0	100.0
480 Arsenal Street	Cambridge/Inner Suburbs	140,744	–	–	140,744	1	4,644	100.0	100.0
500 Arsenal Street	Cambridge/Inner Suburbs	93,516	–	–	93,516	1	3,402	100.0	100.0
780/790 Memorial Drive	Cambridge/Inner Suburbs	99,350	–	–	99,350	2	6,674	100.0	100.0
79/96 Charlestown Navy Yard	Cambridge/Inner Suburbs	25,309	–	–	25,309	1	620	100.0	100.0
99 Erie Street	Cambridge/Inner Suburbs	27,960	–	–	27,960	1	1,143	100.0	100.0
100 Beaver Street	Route 128	82,330	–	–	82,330	1	1,949	85.7	85.7
285 Bear Hill Road	Route 128	–	–	26,270	26,270	1	–	N/A	–
19 Presidential Way	Route 128	128,325	–	–	128,325	1	3,398	100.0	100.0
29 Hartwell Avenue	Route 128	59,000	–	–	59,000	1	2,049	100.0	100.0
3 Preston Court	Route 128	30,123	–	–	30,123	1	395	44.4	44.4
35 Hartwell Avenue	Route 128	46,700	–	–	46,700	1	1,650	100.0	100.0
35 Wiggins Avenue	Route 128	48,640	–	–	48,640	1	878	100.0	100.0
44 Hartwell Avenue	Route 128	26,828	–	–	26,828	1	–	–	–
45/47 Wiggins Avenue	Route 128	38,000	–	–	38,000	1	1,114	100.0	100.0
60 Westview Street	Route 128	40,200	–	–	40,200	1	1,147	100.0	100.0
6/8 Preston Court	Route 128	54,391	–	–	54,391	1	752	100.0	100.0
111 Forbes Boulevard	Route 495/Worcester	58,280	–	–	58,280	1	544	100.0	100.0
130 Forbes Boulevard	Route 495/Worcester	97,566	–	–	97,566	1	871	100.0	100.0
20 Walkup Drive	Route 495/Worcester	91,045	–	–	91,045	1	649	100.0	100.0
30 Bearfoot Road	Route 495/Worcester	60,759	–	–	60,759	1	2,765	100.0	100.0
306 Belmont Street	Route 495/Worcester	78,916	–	–	78,916	1	1,139	100.0	100.0
350 Plantation Street	Route 495/Worcester	11,774	–	–	11,774	1	92	42.5	42.5
Greater Boston		3,093,019	691,487	26,270	3,810,776	36	$119,616	95.5%	94.7%

San Francisco Bay Area
1500 Owens Street	Mission Bay	158,267	–	–	158,267	1	$7,029	97.8%	97.8%
1700 Owens Street	Mission Bay	157,340	–	–	157,340	1	9,102	99.9	99.9
455 Mission Bay Boulevard South	Mission Bay	210,398	–	–	210,398	1	8,241	97.8	97.8
409/499 Illinois Street	Mission Bay	234,249	222,780	–	457,029	2	14,197	100.0	100.0
249/259 East Grand Avenue	South San Francisco	300,119	–	–	300,119	2	11,473	100.0	100.0
269 East Grand Avenue	South San Francisco	–	107,250	–	107,250	1	–	N/A	N/A
341/343 Oyster Point Boulevard	South San Francisco	71,487	–	36,473	107,960	2	1,740	100.0	66.2
400/450 East Jamie Court	South San Francisco	163,035	–	–	163,035	2	5,249	100.0	100.0
500 Forbes Boulevard	South San Francisco	155,685	–	–	155,685	1	5,540	100.0	100.0
600/630/650 Gateway Boulevard	South San Francisco	150,960	–	–	150,960	3	3,762	91.0	91.0
681 Gateway Boulevard	South San Francisco	126,971	–	–	126,971	1	6,161	100.0	100.0
7000 Shoreline Court	South San Francisco	136,395	–	–	136,395	1	4,252	99.7	99.7
901/951 Gateway Boulevard	South San Francisco	170,244	–	–	170,244	2	5,276	88.3	88.3
2425 Garcia Avenue & 2400/2450 Bayshore Parkway	Peninsula	98,964	–	–	98,964	1	3,035	88.2	88.2
2625/2627/2631 Hanover Street	Peninsula	32,074	–	–	32,074	1	872	65.7	65.7
3165 Porter Drive	Peninsula	91,644	–	–	91,644	1	3,884	100.0	100.0
3350 West Bayshore Road	Peninsula	60,000	–	–	60,000	1	1,817	100.0	100.0
75/125 Shoreway Road	Peninsula	82,815	–	–	82,815	1	1,996	100.0	100.0
849/863 Mitten Road & 866 Malcolm Road	Peninsula	103,611	–	–	103,611	1	2,223	96.8	96.8
San Francisco Bay Area		2,504,258	330,030	36,473	2,870,761	26	$95,849	97.3%	95.9%

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	20

ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

Property Listing

(Dollars in thousands)

(Unaudited)

								Occupancy Percentage
		Rentable Square Feet				Number of	Annualized		Operating and
Address	Submarket	Operating	Development	Redevelopment	Total	Properties	Base Rent	Operating	Redevelopment
San Diego
10931/10933 North Torrey Pines Rd	Torrey Pines	96,641	–	–	96,641	1	$3,084	95.7%	95.7%
10975 North Torrey Pines Road	Torrey Pines	44,733	–	–	44,733	1	1,595	100.0	100.0
11119 North Torrey Pines Road	Torrey Pines	72,506	–	–	72,506	1	1,577	63.5	63.5
3010 Science Park Road	Torrey Pines	74,557	–	–	74,557	1	3,215	100.0	100.0
3115/3215 Merryfield Row	Torrey Pines	158,645	–	–	158,645	2	7,125	100.0	100.0
3530/3550 John Hopkins Court & 3535/3565 General Atomics Court	Torrey Pines	241,191	–	–	241,191	4	7,815	96.3	96.3
10300 Campus Point Drive	University Town Center	449,759	–	–	449,759	1	15,783	96.1	96.1
4755/4757/4767 Nexus Center Drive	University Town Center	110,535	–	68,423	178,958	3	4,252	100.0	61.8
5200 Illumina Way	University Town Center	497,078	–	–	497,078	1	19,531	100.0	100.0
9363/9373/9393 Towne Centre Drive	University Town Center	138,578	–	–	138,578	3	3,559	95.3	95.3
9880 Campus Point Drive	University Town Center	71,510	–	–	71,510	1	2,774	100.0	100.0
5810/5820 Nancy Ridge Drive	Sorrento Mesa	87,298	–	–	87,298	1	1,204	55.2	55.2
5871 Oberlin Drive	Sorrento Mesa	33,817	–	–	33,817	1	973	100.0	100.0
6138/6150 Nancy Ridge Drive	Sorrento Mesa	56,698	–	–	56,698	1	1,586	100.0	100.0
6175/6225/6275 Nancy Ridge Drive	Sorrento Mesa	105,812	–	–	105,812	3	1,202	55.5	55.5
7330 Carroll Road	Sorrento Mesa	66,244	–	–	66,244	1	2,341	100.0	100.0
10505 Roselle Street & 3770 Tansy Street	Sorrento Valley	33,013	–	–	33,013	2	1,001	100.0	100.0
11025/11035/11045 Roselle Street	Sorrento Valley	66,442	–	–	66,442	3	1,621	100.0	100.0
3985 Sorrento Valley Boulevard	Sorrento Valley	60,545	–	–	60,545	1	1,534	100.0	100.0
13112 Evening Creek Drive	I-15 Corridor	109,780	–	–	109,780	1	2,495	100.0	100.0
San Diego		2,575,382	–	68,423	2,643,805	33	$84,267	94.2%	91.7%

Greater NYC
430/450 East 29th Street	Manhattan	309,141	419,806	–	728,947	2	$25,481	99.8%	99.8%
100 Phillips Parkway	Bergen County	78,501	–	–	78,501	1	2,213	90.8	90.8
102 Witmer Road	Pennsylvania	50,000	–	–	50,000	1	3,345	100.0	100.0
5100 Campus Drive	Pennsylvania	21,859	–	–	21,859	1	274	100.0	100.0
701 Veterans Circle	Pennsylvania	35,155	–	–	35,155	1	735	100.0	100.0
Greater NYC		494,656	419,806	–	914,462	6	$32,048	98.4%	98.4%

Suburban Washington, D.C.
12301 Parklawn Drive	Rockville	49,185	–	–	49,185	1	$1,169	100.0%	100.0%
1330 Piccard Drive	Rockville	131,511	–	–	131,511	1	2,877	94.0	94.0
1405 Research Boulevard	Rockville	71,669	–	–	71,669	1	2,119	100.0	100.0
1500/1550 East Gude Drive (1)	Rockville	90,489	–	–	90,489	2	1,511	90.5	90.5
14920 Broschart Road	Rockville	48,500	–	–	48,500	1	1,073	100.0	100.0
15010 Broschart Road	Rockville	38,203	–	–	38,203	1	741	85.8	85.8
5 Research Court	Rockville	54,906	–	–	54,906	1	1,425	100.0	100.0
5 Research Place	Rockville	63,852	–	–	63,852	1	2,364	100.0	100.0
9800 Medical Center Drive	Rockville	214,531	–	67,055	281,586	4	7,354	90.0	68.6
9920 Medical Center Drive	Rockville	58,733	–	–	58,733	1	455	100.0	100.0
1300 Quince Orchard Road	Gaithersburg	54,874	–	–	54,874	1	997	100.0	100.0
16020 Industrial Drive	Gaithersburg	71,000	–	–	71,000	1	1,048	100.0	100.0
19/20/22 Firstfield Road	Gaithersburg	132,639	–	–	132,639	3	3,103	93.6	93.6
401 Professional Drive	Gaithersburg	63,154	–	–	63,154	1	1,063	88.7	88.7
620 Professional Drive	Gaithersburg	27,950	–	–	27,950	1	495	100.0	100.0
708 Quince Orchard Road	Gaithersburg	49,624	–	–	49,624	1	1,145	99.3	99.3
9 West Watkins Mill Road	Gaithersburg	92,449	–	–	92,449	1	2,766	100.0	100.0
910 Clopper Road	Gaithersburg	180,650	–	–	180,650	1	3,343	91.3	91.3
930/940 Clopper Road (2)	Gaithersburg	104,302	–	–	104,302	2	1,654	93.4	93.4
950 Wind River Lane	Gaithersburg	50,000	–	–	50,000	1	1,082	100.0	100.0
8000/9000/10000 Virginia Manor Rd	Beltsville	191,884	–	–	191,884	1	1,502	58.8	58.8
14225 Newbrook Drive	Northern Virginia	248,186	–	–	248,186	1	4,341	100.0	100.0
Suburban Washington, D.C.		2,088,291	–	67,055	2,155,346	29	$43,627	92.3%	89.4%

(1)             Includes 25,000 RSF of non-laboratory space, which we intend to convert into laboratory space through redevelopment in 2014.

(2)             Includes 60,000 RSF of non-laboratory space, which we intend to convert into laboratory space through redevelopment in 2014.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	21

ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

Property Listing

(Dollars in thousands)

(Unaudited)

								Occupancy Percentage
		Rentable Square Feet				Number of	Annualized		Operating and
Address	Submarket	Operating	Development	Redevelopment	Total	Properties	Base Rent	Operating	Redevelopment
Seattle
1201/1208 Eastlake Avenue	Lake Union	203,369	–	–	203,369	2	$8,748	100.0%	100.0%
1551 Eastlake Avenue	Lake Union	117,482	–	–	117,482	1	2,322	66.2	66.2
1600 Fairview Avenue	Lake Union	27,991	–	–	27,991	1	1,569	100.0	100.0
1616 Eastlake Avenue	Lake Union	142,688	–	26,020	168,708	1	6,083	96.8	81.9
199 East Blaine Street	Lake Union	115,084	–	–	115,084	1	6,163	100.0	100.0
219 Terry Avenue North	Lake Union	30,961	–	–	30,961	1	1,490	99.2	99.2
3000/3018 Western Avenue	Elliott Bay	47,746	–	–	47,746	1	1,839	100.0	100.0
410 West Harrison Street & 410 Elliott Avenue West	Elliott Bay	35,175	–	–	35,175	2	956	85.2	85.2
Seattle		720,496	–	26,020	746,516	10	$29,170	93.1%	89.9%

Research Triangle Park
100 Capitola Drive	Research Triangle Park	65,965	–	–	65,965	1	$1,065	100.0%	100.0%
108/110/112/114 Alexander Drive	Research Triangle Park	158,417	–	–	158,417	1	4,996	100.0	100.0
2525 East NC Highway 54	Research Triangle Park	81,580	–	–	81,580	1	1,673	100.0	100.0
5 Triangle Drive	Research Triangle Park	32,120	–	–	32,120	1	824	100.0	100.0
601 Keystone Park Drive	Research Triangle Park	77,395	–	–	77,395	1	1,309	100.0	100.0
6101 Quadrangle Drive	Research Triangle Park	30,122	–	–	30,122	1	445	79.1	79.1
7 Triangle Drive	Research Triangle Park	96,626	–	–	96,626	1	3,157	100.0	100.0
7010/7020/7030 Kit Creek Road	Research Triangle Park	133,654	–	–	133,654	3	1,707	70.0	70.0
800/801 Capitola Drive	Research Triangle Park	120,905	–	–	120,905	2	1,912	87.6	87.6
6 Davis Drive	Research Triangle Park	100,000	–	–	100,000	1	1,062	100.0	100.0
555 Heritage Drive	Palm Beach	45,023	–	–	45,023	1	614	55.9	55.9
Research Triangle Park		941,807	–	–	941,807	14	$18,764	91.4%	91.4%

Canada
Canada		46,032	–	–	46,032	1	$1,823	100.0%	100.0%
Canada		66,000	–	–	66,000	1	1,193	100.0	100.0
Canada		142,935	–	–	142,935	1	3,259	92.8	92.8
Canada		68,000	–	–	68,000	1	3,122	100.0	100.0
Canada (1)		780,540	–	–	780,540	1	–	N/A	N/A
Total Canada		1,103,507	–	–	1,103,507	5	$9,397	28.3%	28.3%

Non-cluster markets		61,002	–	–	61,002	2	$609	54.0%	54.0%

North America		13,582,418	1,441,323	224,241	15,247,982	161	$433,347	94.6%	92.9%

Asia		617,602	618,976	85,728	1,322,306	9	$4,736	68.1%	59.8%

Continuing operations		14,200,020	2,060,299	309,969	16,570,288	170	$438,083	93.3%	91.2%

Properties “held for sale”		51,273	–	–	51,273	2

Total consolidated		14,251,293	2,060,299	309,969	16,621,561	172

Greater Boston
Investment in unconsolidated JV — 360 Longwood Avenue	Longwood	–	413,536	–	413,536	1
Total consolidated and unconsolidated		14,251,293	2,473,835	309,969	17,035,097	173

(1)     Represents land and improvements subject to a ground lease with a client tenant.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	22

VALUE-ADDED OPPORTUNITIES

AND EXTERNAL GROWTH

ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

Summary of Investments in Real Estate

(Dollars in thousands, except per square foot amounts)

(Unaudited)

Summary of investments in real estate

	June 30, 2013					March 31, 2013
	Book Value		Square Feet	Cost per Square Foot		Book Value	Square Feet	Cost per Square Foot
Rental properties:
Land (related to rental properties)	$512,915					$516,957
Buildings and building improvements	5,006,987					4,955,207
Other improvements	166,894					163,864
Rental properties	5,686,796		14,251,293	$399		5,636,028	14,168,626	$398
Less: accumulated depreciation	(878,199)					(849,891)
Rental properties, net	4,808,597					4,786,137

Construction in progress (“CIP”)/current value-added projects:
Active development in North America	673,461		1,441,323	467		579,273	1,441,323	402
Investment in unconsolidated JV	33,838	(1)	413,536		(1)	30,730	413,536		(1)
Active redevelopment in North America	104,994		224,241	468		141,470	331,380	427
Active development and redevelopment in Asia	98,949		704,704	140		101,357	718,119	141
Generic infrastructure/building improvement projects in North America	53,333	(2)				62,869
	964,575		2,783,804	346		915,699	2,904,358	315
Subtotal	5,773,172		17,035,097	339		5,701,836	17,072,984	334

Land/future value-added projects:
Land undergoing predevelopment activities (CIP) in North America (3)	313,498		1,917,667	163		305,300	1,917,667	159
Land held for future development in North America	211,292		3,531,843	60		238,933	3,792,181	63
Land held for future development /undergoing predevelopment activities (CIP) in Asia	79,105		6,828,864	12		83,735	6,828,864	12
Land subject to sale negotiations	76,312		458,724	166		45,378	399,888	113
	680,207		12,737,098	53		673,346	12,938,600	52

Investments in real estate, net	6,453,379		29,772,195	$217		6,375,182	30,011,584	$212
Add: accumulated depreciation	878,199					849,891
Gross investments in real estate (3)	$7,331,578		29,772,195			$7,225,073	30,011,584

(1)          The book value for this unconsolidated joint venture represents our equity investment in the project.   The gross investment in real estate at the joint venture level was approximately $408 and $359 per square foot as of June 30, 2013, and March 31, 2013, respectively.

(2)          Represents the book value associated with approximately 96,372 square feet at four projects undergoing construction of generic laboratory improvements, of which approximately 81% was leased, but not delivered, as of June 30, 2013.

(3)          In addition to assets included in our gross investment in real estate, we hold options/rights for parcels supporting the future ground-up development of approximately 420,000 RSF in Alexandria CenterTM for Life Science - New York City related to an option under our ground lease. Also, our asset base contains additional embedded development opportunities aggregating approximately 715,000 RSF which represents additional development and expansion rights related to existing rental properties.

Non-income-producing real estate assets as a percentage of gross investments in real estate

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	24

ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

Summary of Capital Expenditures

(Dollars in thousands, except per square foot amounts)

(Unaudited)

	Projected
Projected construction spending	Six Months Ended December 31, 2013		Thereafter
Development projects – North America	$202,148		$340,612
Redevelopment projects – North America	27,562		10,451
Development and redevelopment projects – Asia	14,185		37,798
Future value-added construction projects	41,237	(1)	TBD
Total development and redevelopment projects	285,132		388,861

Value-added predevelopment (2)	43,024	(3)	TBD
Generic infrastructure/building improvement projects in North America (4)	29,534		TBD

Maintenance building improvements	3,549		TBD

Total construction spending	$361,239		$388,861

Guidance range for development, redevelopment, and construction for the six months ended December 31, 2013	$346,000 - $376,000	(5)

(1)          Includes future value-added projects, including among others, 3033 Science Park Road, and remaining construction costs related to certain value-added projects recently transferred into rental properties upon substantial completion.  The recently completed projects include certain spaces, generally less than 10% of the project, that may require additional construction prior to occupancy.  For example, this includes our recently delivered redevelopments at 400 Technology Square, 1551 Eastlake Avenue, and 10300 Campus Point Drive which generally have 15,000 to 30,000 RSF of value added activities to complete in connection with the lease-up of the space.

(2)          Refer to the land undergoing predevelopment activities (additional CIP) section in the definition of future value-added projects.

(3)          Includes traditional preconstruction costs plus predevelopment costs related to: i) approximately $16 million related to site and infrastructure costs for the 1.2 million RSF related to 50 Binney Street, 100 Binney Street and the 228,000 RSF of residential at the Alexandria Center™ at Kendall Square, including utility access and roads, installation of storm drain lines, infiltration systems, water lines, traffic lighting/signals, streets, and sidewalks, and ii) approximately $5 million related to the design, permitting, and construction of the building foundation for a new residential building adjacent to the 75/125 Binney Street development project at the Alexandria Center™ at Kendall Square.  Site and infrastructure costs related to 75/125 Binney Street and 225 Binney Street are included in our estimate of cost at completion and initial stabilized yields for each project.

(4)          Includes, among others, generic infrastructure building improvement projects in North America, including 2625/2627/2631 Hanover Street, 7030 Kit Creek Road, 1300 Quince Orchard Boulevard, 44 Hartwell Avenue, 215 First Street, and 300 Technology Square.

(5)          The estimated development, redevelopment and construction amounts for the six months ended December 31, 2013 represent the mid-point of our guidance for total spending.  Our guidance provides a range for the total construction spending for 2013 primarily to accommodate timing of construction activity.

Historical construction spending	Six Months Ended June 30, 2013
Development projects – North America	$152,955
Redevelopment projects – North America	53,779
Development and redevelopment projects – Asia	4,461
Total development and redevelopment projects	211,195

Value-added predevelopment (1)	28,194
Generic infrastructure/building improvement projects in North America (2)	13,197
Total construction spending	$252,586

(1)          Includes traditional preconstruction costs plus predevelopment costs related to the 1.2 million RSF related to 50 Binney Street, 100 Binney Street and the 228,000 RSF of residential at the Alexandria Center™ at Kendall Square including: i) site and infrastructure costs for, including utility access and roads, installation of storm drain lines, infiltration systems, water lines, traffic lighting/signals, streets, and sidewalks, ii) building design, and iii) other related project costs including capitalized interest.

(2)          Includes revenue-enhancing projects and amounts shown in the table below related to non-revenue-enhancing capital expenditures.

The table below shows the average per square foot of property-related non-revenue-enhancing capital expenditures, tenant improvements, and leasing costs (excluding capital expenditures and tenant improvements that are recoverable from client tenants, revenue-enhancing, or related to properties that have undergone redevelopment).

Six Months Ended
June 30, 2013
Non-revenue enhancing capital expenditures (1)	$933
Square feet in asset base	14,010,754
Non-revenue enhancing capital expenditures per square foot	$0.07
Tenant improvements and leasing costs:
Re-tenanted space (2)
Tenant improvements and leasing costs	$2,231
Re-tenanted square feet	132,585
Per square foot	$16.83
Renewal space
Tenant improvements and leasing costs	$1,641
Renewal square feet	354,339
Per square foot	$4.63

(1)          Includes, among other costs, capital expenditures such as roof and HVAC system replacements.

(2)          Excludes space that has undergone redevelopment before re-tenanting.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	25

ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

All Active Development Projects in North America

(Dollars in thousands, except per square foot amounts)

(Unaudited)

		Leased Status								Initial
		Leased		Negotiating			Total Leased/Negotiating		Project	Occupancy	Stabilization
Property/Market – Submarket	CIP RSF	RSF	%	RSF		%	RSF	%	Start Date	Date	Date	Client Tenants
Consolidated development projects in North America
75/125 Binney Street/Greater Boston – Cambridge	386,275	244,123	63%	139,374	(1)	36%	383,497	99%	1Q13	1Q15	2015	ARIAD Pharmaceuticals, Inc.
225 Binney Street/Greater Boston – Cambridge	305,212	305,212	100%	–		–%	305,212	100%	4Q11	Oct 2013	Oct 2013	Biogen Idec Inc.
499 Illinois Street/San Francisco Bay Area – Mission Bay	222,780	97,702	44%	64,848	(2)	29%	162,550	73%	2Q11	2Q14	2014	Illumina, Inc.
269 East Grand Avenue/San Francisco Bay Area – So. San Francisco	107,250	107,250	100%	–		–%	107,250	100%	1Q13	4Q14	2014	Onyx Pharmaceuticals, Inc.
430 East 29th Street/Greater NYC – Manhattan	419,806	182,448	44%	52,257		12%	234,705	56%	4Q12	Dec 2013	2015	Roche/Investment-grade entity

Consolidated development projects in North America	1,441,323	936,735	65%	256,479		18%	1,193,214	83%

Unconsolidated joint venture
360 Longwood Avenue/Greater Boston – Longwood	413,536	154,100	37%	70,000		17%	224,100	54%	2Q12	4Q14	2016	Dana-Farber Cancer Institute, Inc.

Total/weighted average	1,854,859	1,090,835	59%	326,479		17%	1,417,314	76%

	Investment
		Cost To Complete
		2013		2014 and Thereafter					Initial Stabilized
		Construction	Internal	Construction	Internal	Total at		Cost	Yield (unlevered)		Average
Property/Market – Submarket	CIP	Loans	Funding	Loans	Funding	Completion		Per RSF	Cash	GAAP	Cash Yield

Consolidated development projects in North America
75/125 Binney Street/Greater Boston – Cambridge	$123,218	$57,173	$–	$171,048	$–	$351,439	(3)	$910	8.0%	8.2%	9.1%
225 Binney Street/Greater Boston – Cambridge	$145,172	$–	$35,101	$–	$–	$180,273		$591	7.5%	8.1%	8.1%
499 Illinois Street/San Francisco Bay Area – Mission Bay	$116,776	$–	$14,033	$–	$22,400	$153,209		$688	6.4%	7.2%	7.3%
269 East Grand Avenue/San Francisco Bay Area – So. San Francisco	$9,626	$1,572	$5,674	$34,428	$–	$51,300		$478	8.1%	9.3%	9.3%
430 East 29th Street/Greater NYC – Manhattan	$278,669	$–	$75,035	$–	$109,541	$463,245		$1,103	6.6%	6.5%	7.1%

Consolidated development projects in North America	$673,461	$58,745	$129,843	$205,476	$131,941	$1,199,466

Property/Market – Submarket	CIP	Construction Loans and JV Capital	Internal Funding	Construction Loans and JV Capital	Internal Funding	Total at Completion
Unconsolidated joint venture
100% of JV: 360 Longwood Avenue/Greater Boston – Longwood	$168,776	$38,934	$13,560	$125,535	$3,195	$350,000		$846	8.3%	8.9%	9.3%
Less: Funding from Secured Construction Loans and JV Partner Capital (4)	$(134,938)	$(38,934)	$–	$(125,535)	$–	$(299,407)
ARE investment in 360 Longwood Avenue (27.5% interest)	$33,838	$–	$13,560	$–	$3,195	$50,593

Total ARE investment	$707,299	$58,745	$143,403	$205,476	$135,136	$1,250,059

Total 2013 and Thereafter			$202,148		$340,612

(1)             ARIAD Pharmaceuticals, Inc. executed an LOI at 75/125 Binney Street for 139,374 RSF of expansion space.  An amendment to their lease is in process to increase their RSF to 383,497, or 99%, of the development.

(2)             Includes 30,000 RSF subject to an executed LOI and lease negotiations.  The remaining 34,848 RSF is under negotiation.

(3)             We expect to close a construction loan financing in the third quarter of 2013 to provide funding for 65% of the total cost at completion.

(4)             Includes non-recourse secured construction loan of approximately $213.2 million, at a rate of L+3.75% with a floor of 5.25%, of which approximately $75.0 million was drawn as of June 30, 2013.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

All Active Development Projects in North America

Property	75/125 Binney Street	225 Binney Street	499 Illinois Street
Submarket/Market	Cambridge/Greater Boston	Cambridge/Greater Boston	Mission Bay/San Francisco Bay Area
RSF	386,275	305,212	222,780
Photograph/ Rendering

Property	269 East Grand Avenue	430 East 29th Street	360 Longwood Avenue
Submarket/Market	South San Francisco/San Francisco Bay Area	New York City/Greater New York	Cambridge/Greater Boston
RSF	107,250	419,806	413,536
Photograph/ Rendering

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

All Active Redevelopment Projects in North America

(Dollars in thousands, except per square foot amounts)

(Unaudited)

All project information, including rentable square feet; investment; Initial Stabilized Yields; Average Cash Yields; and project start, occupancy and stabilization dates, relates to the discrete portion of each property undergoing active redevelopment.  A redevelopment project does not necessarily represent the entire property or the entire vacant portion of a property.

	Project RSF				Leased Status
	In				Leased		Negotiating		Total Leased/Negotiating		Former	Use After
Property/Market - Submarket	Service	CIP		Total	RSF	%	RSF	%	RSF	%	Use	Conversion	Client Tenants

285 Bear Hill Road/Greater Boston – Route 128	–	26,270		26,270	26,270	100%	–	–%	26,270	100%	Office/ Manufacturing	Laboratory	Intelligent Medical Devices, Inc.
343 Oyster Point/San Francisco Bay Area – South San Francisco	17,507	36,473		53,980	42,445	79%	–	–%	42,445	79%	Office	Laboratory	Calithera BioSciences, Inc.; CytomX Therapeutics, Inc.
4757 Nexus Center Drive/San Diego – University Town Center	–	68,423	(1)	68,423	68,423	100%	–	–%	68,423	100%	Office/R&D/ Manufacturing/ Warehouse	Laboratory	Genomatica, Inc.
9800 Medical Center Drive/Suburban Washington, D.C. – Rockville	8,001	67,055		75,056	75,056	100%	–	–%	75,056	100%	Office/ Laboratory	Laboratory	National Institutes of Health
1616 Eastlake Avenue/Seattle – Lake Union	40,756	26,020		66,776	40,756	61%	–	–%	40,756	61%	Office	Laboratory	Infectious Disease Research Institute
Total/weighted average	66,264	224,241		290,505	252,950	87%	–	–%	252,950	87%

	Investment
	June 30, 2013		To Complete					Initial Stabilized				Initial
	In			2014 and	Total at	Cost		Yield (unlevered)		Average	Project	Occupancy	Stabilization
Property/Market - Submarket	Service	CIP	2013	Thereafter	Completion	Per RSF		Cash	GAAP	Cash Yield	Start Date	Date	Date

285 Bear Hill Road/Greater Boston – Route 128	$–	$5,173	$4,023	$–	$9,196	$350		8.4%	8.8%	9.2%	4Q11	3Q13	3Q13
343 Oyster Point/San Francisco Bay Area – South San Francisco	$5,222	$9,882	$1,317	$918	$17,339	$321		9.6%	9.8%	10.1%	1Q12	3Q13	4Q13
4757 Nexus Center Drive/San Diego – University Town Center	$–	$10,619	$18,694	$5,516	$34,829	$509		7.6%	7.8%	8.5%	4Q12	4Q13	4Q13 (1)
9800 Medical Center Drive/Suburban Washington, D.C. – Rockville	$8,275	$69,279	$3,150	$–	$80,704	$1,075	(2)	5.4%	5.4%	5.4%	3Q09	1Q13	3Q13
1616 Eastlake Avenue/Seattle – Lake Union	$23,380	$10,041	$378	$4,017	$37,816	$566		8.4%	8.6%	9.4%	4Q12	2Q13	2014
Total/weighted average	$36,877	$104,994	$27,562	$10,451	$179,884

(1)             We expect to deliver 54,102 RSF, or 79% of the total project, to Genomatica, Inc. in the fourth quarter of 2013.  Genomatica, Inc. is contractually required to lease the remaining 14,411 RSF 18 to 24 months following the delivery of the initial 54,102 rentable square foot space.

(2)             Our multi-tenant four building property at 9800 Medical Center Drive contains an aggregate of 281,586 RSF.  Our total cash investment in the entire four building property upon completion of the redevelopment will approximate $580 per square foot.   Our total expected cash investment for the four building property of approximately $580 per square foot includes our expected total investment at completion related to the 75,056 rentable square foot redevelopment of approximately $1,075 per square foot.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

All Active Redevelopment Projects in North America

Property	285 Bear Hill Road	343 Oyster Point Boulevard	4757 Nexus Center Drive
Submarket/Market	Route 128/Greater Boston	South San Francisco/San Francisco Bay Area	University Town Center/San Diego
RSF	26,270	53,980	68,423
Photograph/ Rendering
Year Acquired/ Built	Acquired in 2011	Built in 2000	Acquired in 1998
Redevelopment Opportunity Identified at Acquisition	Yes	N/A	Yes
Former Use	Office/Manufacturing	Office	Manufacturing/Warehouse/Office/R&D
Use After Conversion	Laboratory	Laboratory	Laboratory
Projected GAAP NOI per RSF	$31	$31	$40
Projected Redevelopment Budget per RSF	$197	$135	$470
Key Tenants	Intelligent Medical Devices, Inc.	Calithera Biosciences, Inc.; CytomX Therapeutics, Inc.	Genomatica, Inc.
Other Key Attributes	Conversion of office/manufacturing space through redevelopment. This portion of the building was originally developed by prior owner as office/manufacturing space in 1999.	Conversion of office space through redevelopment. This portion of the building was originally developed primarily as office in 2000.	Campus has approximately 50,000 of additional developable square feet to accommodate growth by Genomatica, Inc. and other client tenants.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

All Active Redevelopment Projects in North America

Property	9800 Medical Center Drive	1616 Eastlake Avenue
Submarket/Market	Rockville/Suburban Washington, D.C.	Lake Union/Seattle
RSF	75,056	66,776
Photograph/ Rendering
Year Acquired/ Built	Acquired in 2004	Built in 2003
Redevelopment Opportunity Identified at Acquisition	Yes	N/A
Former Use	Office/Laboratory	Office
Use After Conversion	Laboratory	Laboratory
Projected GAAP NOI per RSF	$58	$49
Projected Redevelopment Budget per RSF	$525	$132
Key Tenants	National Institutes of Health	Infectious Disease Research Institute
Other Key Attributes	NIH initially leased space at the campus in 2005. Expansion into the redevelopment space extends their tenancy at property to a total term of approximately 23 years.	Conversion of office space through redevelopment. This portion of the building was originally developed as office space in 2003.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

Future Value-Added Projects in North America

Future Redevelopment in North America

(Unaudited)

	Land Undergoing Predevelopment Activities (Additional CIP)			Land Held for Future Development			Total
Market: Property - Submarket	Book Value (in thousands)	Rentable Square Feet	Cost per Square Foot	Book Value (in thousands)	Rentable Square Feet	Cost per Square Foot	Book Value (in thousands)	Rentable Square Feet	Cost per Square Foot
Greater Boston:
Alexandria Center™ at Kendall Square-Lab/Office - Cambridge/Inner Suburbs	$258,442	974,264	$265	$–	–	$–	$258,442	974,264	$265
Alexandria Center™ at Kendall Square-Residential - Cambridge/Inner Suburbs	1,956	78,000	25	3,413	150,000	23	5,369	228,000	24
Subtotal - Alexandria Center™ at Kendall Square	260,398	1,052,264	247	3,413	150,000	23	263,811	1,202,264	219
Technology Square - Cambridge/Inner Suburbs	–	–	–	7,721	100,000	77	7,721	100,000	77
Greater Boston	$260,398	1,052,264	$247	$11,134	250,000	$45	$271,532	1,302,264	$209

San Francisco Bay Area:
Grand Ave - South San Francisco	$–	–	$–	$42,853	397,132	$108	$42,853	397,132	$108
Rozzi/Eccles - South San Francisco	–	–	–	72,864	514,307	142	72,864	514,307	142
San Francisco Bay Area	$–	–	$–	$115,717	911,439	$127	$115,717	911,439	$127

San Diego:
Science Park Road - Torrey Pines	$16,635	176,500	$94	$–	–	$–	$16,635	176,500	$94
5200 Illumina Way - University Town Center	14,719	392,983	37	–	–	–	14,719	392,983	37
10300 Campus Point - University Town Center	3,992	140,000	29	–	–	–	3,992	140,000	29
Executive Drive - University Town Center	3,995	49,920	80	–	–	–	3,995	49,920	80
San Diego	$39,341	759,403	$52	$–	–	$–	$39,341	759,403	$52

Suburban Washington D.C.:
Medical Center Drive - Rockville	$–	–	$–	$7,548	321,721	$23	$7,548	321,721	$23
Research Boulevard - Rockville	–	–	–	6,905	347,000	20	6,905	347,000	20
Firstfield Road - Gaithersburg	–	–	–	4,052	95,000	43	4,052	95,000	43
Suburban Washington D.C.	$–	–	$–	$18,505	763,721	$24	$18,505	763,721	$24

Seattle:
Dexter/Terry Ave - Lake Union	$–	–	$–	$18,747	232,300	$81	$18,747	232,300	$81
Eastlake Ave - Lake Union	13,759	106,000	130	15,248	160,266	95	29,007	266,266	109
Seattle	$13,759	106,000	$130	$33,995	392,566	$87	$47,754	498,566	$96

Other Markets	$–	–	$–	$31,941	1,214,117	$26	$31,941	1,214,117	$26

Future value-added projects in North America	$313,498	1,917,667	$163	$211,292	3,531,843	$60	$524,790	5,449,510	$96

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

Future Value-Added Projects in North America

Land Undergoing Predevelopment Activities or Held for Future Development

Overview of Greater Boston Market

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

Future Value-Added Projects in North America

Land Undergoing Predevelopment Activities or Held for Future Development in Greater Boston Market

Property	Alexandria Center™ at Kendall Square
Submarket/Market	Cambridge/Greater Boston
Aerial
Background

Alexandria received final approval from the City of Cambridge to develop the Alexandria Center™ at Kendall Square, a fully-integrated life science campus featuring four world-class laboratory/office facilities, high-quality amenities, and green space. Alexandria’s entitlement efforts resulted in an increase of 1.1 million developable square feet over the original entitlements in place at acquisition.

Update	• 4Q11: Commenced development of a build-to-suit for Biogen Idec Inc. at 225 Binney Street • 1Q13: Commenced development of build-to-suit for ARIAD Pharmaceuticals, Inc. at 75/125 Binney Street
Near-Term Opportunity

Laboratory ground-up development projects at 50 and 100 Binney Street aggregating approximately 1.0 million RSF plus 228,000 RSF of residential; subject to market conditions, we expect to commence development of these opportunities over the next one to three years and we may consider financing these projects with joint venture capital. We believe the estimated investment, excluding land, to develop laboratory buildings, with an underground parking garage, on these parcels ranges from $660 to $825 per square foot.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

Future Value-Added Projects in North America

Land Undergoing Predevelopment Activities

Overview of San Diego Market

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

Future Value-Added Projects in North America

Land Undergoing Predevelopment Activities in San Diego Market

Property	10300 Campus Point Drive	5200 Illumina Way
Submarket/Market	University Town Center/San Diego	University Town Center/San Diego
Aerial
Background	10300 Campus Point Drive is Alexandria’s flagship 449,759 rentable square foot, multi-tenant campus in University Town Center.

Alexandria owns and operates the headquarters campus of Illumina, Inc., the leading developer, manufacturer, and marketer of life science tools and integrated systems for large-scale analysis of genetic variation and function with a YE12 market capitalization of $6.9 billion.

Update

•    4Q10: Acquired as a manufacturing facility and began redeveloping it into a state-of-the-art laboratory property

•    3Q12: Completed redevelopment of 10300 Campus Point Drive, a 96% leased project with leading tenants including Eli Lilly and Company, Celgene Corporation, Covance Inc., and the Regents of the University of California

•      4Q10: Acquired world-class campus from Biogen Idec Inc.

•      4Q10: Leased entire 3 building campus to Illumina, Inc.

•      4Q12: Completed development of fourth building with 127,373 RSF for Illumina, Inc.

•      1Q13: Completed development of fifth building with 23,124 RSF for Illumina, Inc.

Near-Term Opportunity

Ground-up development projects aggregating approximately 140,000 RSF; subject to market conditions, we expect to commence development of these opportunities over the next one to three years. We believe the estimated investment, excluding land, to develop laboratory buildings on these parcels ranges from $450 to $500 per square foot.

Future ground-up development projects for two buildings (building 6 and 7) aggregating 392,983 RSF; subject to market conditions, we expect to commence development of these opportunities over the next one to three years.  We believe the estimated investment, excluding land, to develop laboratory buildings on these parcels ranges from $450 to $500 per square foot.  Additionally, the site supports an above ground parking garage which Illumina, Inc. may elect to lease at a similar return to the Company as a new building.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

Future Value-Added Projects in North America

Land Undergoing Predevelopment Activities in San Diego Market

Property	3013/3033 Science Park Road
Submarket/Market	Torrey Pines/San Diego
Aerial
Background

ARE Spectrum is Alexandria’s 335,145 rentable square foot, multi-tenant campus located in Torrey Pines.  The existing operating laboratory properties are fully leased to the Scripps Research Institute and Sapphire Energy, Inc.

Update

•      2Q12 - Acquired the 3013/3033 Science Park Road sites with a short-term lease in-place.

•      2013 - Commenced predevelopment activities to design future laboratory product in a highly desirable and dense lab market.

Near-Term Opportunity

Ground-up development and possible redevelopment opportunities aggregating 176,500 RSF for either multi-tenant use or a large campus user.  Subject to market conditions, we expect to commence construction of these opportunities over the next one to three years.  We believe the estimated investment, excluding land, to construct laboratory buildings on these parcels ranges from $350 to $500 per square foot.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

Future Value-Added Projects in North America

Land Undergoing Predevelopment Activities or Held for Future Development

Overview of Seattle Market

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

Future Value-Added Projects in North America

Land Undergoing Predevelopment Activities or Held for Future Development in Seattle Market

Property	Dexter/Terry Avenue and Eastlake Avenue
Submarket/Market	Lake Union/Seattle
Aerial
Background

Alexandria’s Dexter/Terry Avenue and Eastlake Avenue assets are located at Lake Union, home to numerous highly renowned medical research institutions, including the Fred Hutchinson Cancer Research Center and the University of Washington.

Update

•      2010: Completed 115,084 rentable square foot build-to-suit for Gilead Sciences, Inc.

•      2011: Commenced redevelopment of 117,482 square foot project at 1551 Eastlake Avenue

•      2012: Commenced redevelopment of 66,776 square foot project at 1616 Eastlake Avenue

•      2012: Sold two assets to residential developers for an average sales price per square foot of approximately $72

•      2014: Sale of 810 Dexter Avenue North is expected to close in the next two to three quarters

Near-Term Opportunity

Build-to suit opportunities, as well as expansion opportunities related to existing client tenants.  Subject to market conditions, we expect to monetize these land sites through dispositions or commencement of development over the next one to three years.  We believe the estimated investment, excluding land, to develop laboratory buildings on these parcels ranges from $375 to $550 per square foot.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

Future Value-Added Projects in North America

Land Held for Future Development

Overview of San Francisco Bay Area Market

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

Future Value-Added Projects in North America

Land Held for Future Development in San Francisco Market

Property	East Grand Avenue
Submarket/Market	South San Francisco/San Francisco Bay Area
Aerial
Background	Alexandria owns and operates the headquarters campus of Onyx Pharmaceuticals, Inc., the cutting-edge global commercial-stage oncology company.
Update

•    2010: Completed development of 249 East Grand Avenue, 100% leased to Onyx Pharmaceuticals, Inc.

•    4Q12: Completed development of 259 East Grand Avenue, 100% leased to Onyx Pharmaceuticals, Inc.

•    1Q13: Commenced construction on 269 East Grand Avenue, 100% pre-leased to Onyx Pharmaceuticals, Inc.

Near-Term Opportunity

Ground-up development projects aggregating 121,632 RSF on the Onyx campus; subject to market conditions.  We believe the estimated investment, excluding land, to develop a laboratory building on this parcel ranges from $375 to $430 per square foot. This site supports an above ground parking garage which Onyx may elect to lease at a similar return to the Company as a new building. Additionally, we also have approximately 790,000 RSF of future opportunities at other sites in South San Francisco.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

Future Value-Added Projects in North America

Land Undergoing Predevelopment Activities or Held for Future Development

Overview of Suburban Washington, D.C. Market

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

Future Value-Added Projects in North America

Land Undergoing Predevelopment Activities or Held for Future Development in Washington, D.C. Market

Property	9800 Medical Center Drive
Submarket/ Market	Rockville/Suburban Washington, D.C.
Aerial
Background	Alexandria’s 9800 Medical Center Drive campus is located in the heart of the Shady Grove Life Sciences Center.
Update

•    2013: Alexandria expects to complete redevelopment of 75,056 RSF; 100% pre-leased to National Institutes of Health for 15 years

•    2013: Upon completion of the redevelopment, the National Institutes of Health will occupy approximately 135,000 RSF, or 48% of the campus

Near-Term Opportunity

Future development projects for expansion opportunities of 260,721 RSF at 9800 Medical Center Drive plus 408,000 RSF at other well-located sites in Rockville.  We are not likely to commence ground-up development in the near-term given current market conditions.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

Summary of Real Estate Investment in Asia

(Unaudited)

Property listing

						Annualized	Occupancy Percentage
	Rentable Square Feet				Number of	Base Rent		Operating and
Country	Operating	Development	Redevelopment	Total	Properties	(in thousands)	Operating	Redevelopment
China
China	299,484	–	–	299,484	1	$452	46.7%	46.7%
China	–	309,476	–	309,476	1	–	N/A	N/A
Total China	299,484	309,476	–	608,960	2	452	46.7	46.7

India
India	33,698	–	–	33,698	1	220	40.4	40.4
India	143,260	–	–	143,260	1	2,498	87.7	87.7
India	–	134,500	–	134,500	1	–	N/A	N/A
India	–	175,000	–	175,000	1	–	N/A	N/A
India	54,960	–	41,068	96,028	1	668	100.0	57.2
India	–	–	44,660	44,660	1	–	N/A	–
India	86,200	–	–	86,200	1	898	100.0	100.0
Total India	318,118	309,500	85,728	713,346	7	4,284	88.1	69.4
Total Asia	617,602	618,976	85,728	1,322,306	9	$4,736	68.1%	59.8%

(1)             Represents annualized base rent for non-laboratory use.

Summary of investments in real estate

	June 30, 2013			March 31, 2013
	Book Value (in thousands)	Rentable Square Feet	Cost per Square Foot	Book Value (in thousands)	Rentable Square Feet	Cost per Square Foot
Rental properties, net, in China	$21,233	299,484	$71	$21,352	299,484	$71
Rental properties, net, in India	34,077	318,118	107	35,337	304,503	116

CIP/current value-added projects:
Active development projects in China	59,584	309,476	193	58,500	309,476	189
Active development projects in India	28,875	309,500	93	29,713	309,500	96
Active redevelopment projects in India	10,490	85,728	122	13,144	99,143	133
	98,949	704,704	140	101,357	718,119	141

Land held for future development/land undergoing predevelopment activities (additional CIP) - India	79,105	6,828,864	12	83,735	6,828,864	12
Total investments in real estate, net, in Asia	$233,364	8,151,170	$29	$241,781	8,150,970	$30

Active development and redevelopment

										Investment (in thousands)
	Project RSF			Leased Status RSF								To Complete
	In			Leased		Negotiating		Total Leased/Negotiating		June 30, 2013			2014 and	Total at
Description	Service	CIP	Total	RSF	%	RSF	%	RSF	%	In Service	CIP	2013	Thereafter	Completion
China development project	–	309,476	309,476	–	–%	–	–%	–	–%	$–	$59,584	$1,776	$20,940	$82,300
India development projects	–	309,500	309,500	203,000	66%	–	–%	203,000	66%	–	28,875	10,186	12,724	51,785
India redevelopment projects	54,960	85,728	140,688	55,160	39%	6,400	5%	61,560	44%	5,862	10,490	2,223	4,134	22,709
Total active development and redevelopment in Asia	54,960	704,704	759,664							$5,862	$98,949	$14,185	$37,798	$156,794

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	43

BALANCE SHEET

ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

Credit Metrics

(Unaudited)

Net Debt/Adjusted EBITDA	Net Debt to Gross Assets (Excluding Cash and Restricted Cash)

Fixed Charge Coverage Ratio	Interest Coverage Ratio

Unencumbered NOI as a % of Total NOI	Unencumbered Assets Gross Book Value as a % of Gross Assets

Liquidity	Unhedged Variable Rate Debt as a % of Total Debt

(1)

Periods represent quarter annualized metrics.  We believe key credit metrics for the three months ended June 30, 2013, annualized, reflect the completion of many development and redevelopment projects and are indicative of the Company’s current operating trends.

(2)

Certain encumbered properties under redevelopment were completed just prior to or during the three months ended June 30, 2013, including 400 Technology Square, 9800 Medical Center Drive, and 259 East Grand Avenue.  The additional lease commencements generated incremental encumbered NOI relative to the existing base of unencumbered NOI and resulted in a decrease in our ratio of unencumbered NOI as a percentage of total NOI.  We expect the ratio of unencumbered NOI to increase by 12%-to-14% in the first quarter of 2014 when the $211 million secured loan related to our properties at Alexandria Technology Square matures and is refinanced with the issuance of unsecured notes payable.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

Summary of Debt

(Dollars in thousands)

(Unaudited)

Fixed rate/hedged and unhedged variable rate debt

	Fixed Rate/Hedged Variable Rate	Unhedged Variable Rate	Total Consolidated	Percentage of Total	Weighted Average Interest Rate at End of Period (1)	Weighted Average Remaining Term (including extension options, in years)
Secured notes payable, net	$591,623	$119,406	$711,029	24.0%	5.48%	2.7
Unsecured senior notes payable, net	1,048,395	–	1,048,395	35.4	4.29	9.3
$1.5 billion unsecured senior line of credit	–	–	–	–	1.39	3.8
2016 Unsecured Senior Bank Term Loan	400,000	200,000	600,000	20.3	2.24	3.0
2017 Unsecured Senior Bank Term Loan	600,000	–	600,000	20.3	3.93	3.6
Total debt / weighted average	$2,640,018	$319,406	$2,959,424	100.0%	4.09%	5.3
Percentage of total debt	89%	11%	100%

(1)

Represents the weighted average contractual interest rate as of the end of the period plus the impact of debt premiums/discounts and our interest rate swap agreements. The effective interest rate excludes bank fees and amortization of loan fees.

Debt maturities

		Weighted Average Interest	Maturity		Remaining for the Period Ending December 31,
Debt	Stated Rate	Rate (1)	Date (2)		2013	2014	2015	2016	2017	Thereafter	Total
Secured notes payable
Greater Boston	5.26%	5.59%	4/1/14		$1,945	$208,683	$–	$–	$–	$–	$210,628
Suburban Washington, D.C.	2.18	2.18	4/20/14	(3)	–	76,000	–	–	–	–	76,000
San Diego	6.05	4.88	7/1/14		59	6,458	–	–	–	–	6,517
San Diego	5.39	4.00	11/1/14		74	7,495	–	–	–	–	7,569
Seattle	6.00	6.00	11/18/14		120	240	–	–	–	–	360
Suburban Washington, D.C.	5.64	4.50	6/1/15		54	138	5,788	–	–	–	5,980
Greater Boston, San Francisco Bay Area, and San Diego	5.73	5.73	1/1/16		814	1,713	1,816	75,501	–	–	79,844
Greater Boston, San Diego, and Greater NYC	5.82	5.82	4/1/16		438	931	988	29,389	–	–	31,746
San Francisco Bay Area	6.35	6.35	8/1/16		1,149	2,487	2,652	126,715	–	–	133,003
San Francisco Bay Area	LIBOR+1.50	1.70	7/1/17	(4)	–	–	43,046	–	–	–	43,046
San Diego, Suburban Washington, D.C., and Seattle	7.75	7.75	4/1/20		685	1,453	1,570	1,696	1,832	108,469	115,705
San Francisco Bay Area	6.50	6.50	6/1/37		–	17	18	19	20	773	847
Average/Total	5.42%	5.48			5,338	305,615	55,878	233,320	1,852	109,242	711,245

$1.5 billion unsecured senior line of credit (6)	LIBOR+1.20%(5)	1.39	4/30/17		–	–	–	–	–	–	–

2016 Unsecured Senior Bank Term Loan (6)	LIBOR+1.75%	2.24	6/30/16	(3)	–	–	–	600,000	–	–	600,000
2017 Unsecured Senior Bank Term Loan (6)	LIBOR+1.50%	3.93	1/31/17	(3)	–	–	–	–	600,000	–	600,000

Unsecured senior notes payable	4.60%	4.61	4/1/22		–	250	–	–	–	550,000	550,250
Unsecured senior notes payable	3.90%	3.94	6/15/23		–	–	–	–	–	500,000	500,000
Average/Subtotal		4.09			5,338	305,865	55,878	833,320	601,852	1,159,242	2,961,495
Unamortized discounts		–			(294)	(200)	(139)	(177)	(184)	(1,077)	(2,071)
Average/Total		4.09%			$5,044	$305,665	$55,739	$833,143	$601,668	$1,158,165	$2,959,424

Balloon payments					$–	$297,330	$48,774	$830,029	$600,000	$654,352	$2,430,485
Principal amortization					5,044	8,335	6,965	3,114	1,668	503,813	528,939
Total consolidated debt					$5,044	$305,665	$55,739	$833,143	$601,668	$1,158,165	$2,959,424

Fixed rate/hedged variable rate debt					$4,924	$229,425	$12,693	$633,143	$601,668	$1,158,165	$2,640,018
Unhedged variable rate debt					120	76,240	43,046	200,000	–	–	319,406
Total consolidated debt					$5,044	$305,665	$55,739	$833,143	$601,668	$1,158,165	$2,959,424

(1)

Represents the weighted average contractual interest rate as of the end of the period plus the impact of debt premiums/discounts and our interest rate swap agreements. The weighted average interest rate excludes bank fees and amortization of loan fees.

(2)	Includes any extension options that we control.
(3)	This loan may be prepaid without any prepayment penalty.
(4)	We have two, one year options to extend the stated maturity date of July 1, 2015
(5)	In addition to the stated rate, we are subject to an annual facility fee of 0.25%.
(6)

Does not reflect amendments completed or in progress subsequent to June 30, 2013, that will reduce our borrowing costs and/or extend our maturity as noted on page 2 of our accompanying earnings press release.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

Summary of Debt

(Dollars in thousands)

(Unaudited)

Debt covenants

	Unsecured Senior Notes Payable		Unsecured Senior Line of Credit and Unsecured Senior Bank Term Loans
Debt Covenant Ratios	Requirement	Actual (1)	Current Requirement	Actual (1)
Total Debt to Total Assets	< 60%	36%	< 60%	33%
Secured Debt to Total Assets	< 40%	9%	< 40%	8%
Consolidated EBITDA to Interest Expense	> 1.50x	5.28x	> 1.50x	2.5x
Unencumbered Total Asset Value to Unsecured Debt	>150%	284%	N/A	N/A
Unsecured Leverage Ratio	N/A	N/A	< 60%	37%
Unsecured Interest Coverage Ratio	N/A	N/A	> 1.75x	7.2x

(1)          Actual covenants are calculated pursuant to the specific terms as detailed in each agreement.

Summary of interest rate swap agreements

			Interest Pay	Fair Value as of	Notional Amount in Effect as of
Transaction Date	Effective Date	Termination Date	Rate (1)	June 30, 2013	June 30, 2013	December 31, 2013
December 2006	December 29, 2006	March 31, 2014	4.990%	$(1,804)	$50,000	$50,000
October 2007	October 31, 2007	September 30, 2013	4.642%	(563)	50,000	–
December 2006	November 30, 2009	March 31, 2014	5.015%	(2,721)	75,000	75,000
December 2006	November 30, 2009	March 31, 2014	5.023%	(2,725)	75,000	75,000
December 2011	December 31, 2012	December 31, 2013	0.640%	(553)	250,000	–
December 2011	December 31, 2012	December 31, 2013	0.640%	(553)	250,000	–
December 2011	December 31, 2012	December 31, 2013	0.644%	(279)	125,000	–
December 2011	December 31, 2012	December 31, 2013	0.644%	(279)	125,000	–
December 2011	December 31, 2013	December 31, 2014	0.977%	(1,536)	–	250,000
December 2011	December 31, 2013	December 31, 2014	0.976%	(1,534)	–	250,000
Total				$(12,547)	$1,000,000	$700,000

(1)	In addition to the interest pay rate, borrowings outstanding under our unsecured senior bank term loans include an applicable margin ranging from 1.50% to 1.75% as of June 30, 2013.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

Assets Held for Sale and Summary of Real Estate Sales

(Dollars in thousands)

(Unaudited)

Non-income-producing land sales

Description	Sales Price

Completed
Land sold during the second quarter of 2013	$18,050

Projected
Land subject to purchase and sale agreement	$55,000
Land subject to sale negotiations	30,000
Additional land sales	46,000 - 86,000
Total projected non-income producing land sales for the six months ended December 31, 2013	$131,000 - 171,000

Net assets of discontinued operations

Description	June 30, 2013

Properties “held for sale,” net	$4,180
Other assets	7
Total assets	4,187

Total liabilities	(8)
Net assets of discontinued operations	$4,179

Income from discontinued operations, net

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Total revenues	$241	$8,831	$3,737	$18,138
Operating expenses	217	2,506	1,629	5,549
NOI from discontinued operations	24	6,325	2,108	12,589
Interest expense	–	–	–	–
Depreciation expense	–	1,614	930	3,233
(Gain) loss on sale of real estate	(219)	(2)	121	(2)
Income from discontinued operations, net	$243	$4,713	$1,057	$9,358

Income-producing assets sold in second quarter

Property	Location	Date of Purchase	Date of Sale	RSF	Annualized GAAP NOI (1)	Sales Price	Sales Price per RSF	Gain on Sale (2)	Unlevered IRR

702 Electronic Drive	Horsham, PA	June 1998	April 2013	40,171	$438	$4,362	$109	$219	10.0%

(1)	Annualized using actual year-to-date results as of the quarter ended prior to date of sale or June 30, 2013, whichever is earlier.
(2)	Excludes impairment charges aggregating $2.1 million recognized during the year ended December 31, 2012.

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DEFINITIONS AND

OTHER INFORMATION

ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

Definitions and Other Information

(Unaudited)

This section contains additional information for sections throughout this supplemental information package as well as explanations of certain non-GAAP financial measures and the reasons why we use these supplemental measures of performance.  Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA and Adjusted EBITDA margins

EBITDA represents earnings before interest, taxes, depreciation, and amortization (“EBITDA”), a non-GAAP financial measure, and is used by us and others as a supplemental measure of performance.  We use adjusted EBITDA (“Adjusted EBITDA”) and Adjusted EBITDA margins to assess the performance of our core operations, for financial and operational decision making, and as a supplemental or additional means of evaluating period-to-period comparisons on a consistent basis.  Adjusted EBITDA also serves as a proxy for a component of a financial covenant under certain of our debt obligations.  Adjusted EBITDA is calculated as EBITDA excluding net stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, gains or losses on sales of land parcels, impairments of real estate, and impairments of land parcels.  We believe Adjusted EBITDA and Adjusted EBITDA margins provide investors relevant and useful information because they permit investors to view income from our operations on an unleveraged basis before the effects of taxes, non-cash depreciation and amortization, net stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, gains or losses on sales of land parcels, impairments of real estate, and impairments of land parcels.  By excluding interest expense and gains or losses on early extinguishment of debt, EBITDA, Adjusted EBITDA, and Adjusted EBITDA margins allow investors to measure our performance independent of our capital structure and indebtedness and, therefore, allow for a more meaningful comparison of our performance to that of other companies, both in the real estate industry and in other industries.  We believe that excluding non-cash charges related to share -based compensation facilitates a comparison of our operations across periods and among other equity REITs without the variances caused by different valuation methodologies, the volatility of the expense (which depends on market forces outside our control), and the assumptions and the variety of award types that a company can use.  We believe that adjusting for the effects of gains or losses on sales of real estate, gains or losses on sales of land parcels, impairments of real estate, and impairments of land parcels provides useful information by excluding certain items that are not representative of our core operating results.  These items are dependent upon historical costs, and are subject to judgmental inputs and the timing of our decisions.  EBITDA, Adjusted EBITDA, and Adjusted EBITDA margins have limitations as measures of our performance.  EBITDA, Adjusted EBITDA, and Adjusted EBITDA margins do not reflect our historical cash expenditures or future cash requirements for capital expenditures or contractual commitments.  While EBITDA, Adjusted EBITDA, and Adjusted EBITDA margins are relevant and widely used measures of performance, they do not represent net income or cash flows from operations as defined by GAAP, and they should not be considered as alternatives to those indicators in evaluating performance or liquidity.  Further, our computation of EBITDA, Adjusted EBITDA, and Adjusted EBITDA margins may not be comparable to similar measures reported by other companies.

The following table reconciles net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to EBITDA, Adjusted EBITDA, and Adjusted EBITDA margins:

	Three Months Ended					Six Months Ended
(dollars in thousands)	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12	6/30/13	6/30/12
Net income	$33,337	$30,237	$28,807	$18,305	$25,641	$63,574	$58,416
Interest expense – continuing operations	15,978	18,020	17,941	17,092	17,922	33,998	34,148
Depreciation and amortization – continuing operations	46,580	46,065	47,515	46,584	50,741	92,645	92,527
Depreciation and amortization – discontinued operations	–	930	557	1,589	1,614	930	3,233
EBITDA	95,895	95,252	94,820	83,570	95,918	191,147	188,324
Stock compensation expense	4,463	3,349	3,748	3,845	3,274	7,812	6,567
Loss on early extinguishment of debt	560	–	–	–	1,602	560	2,225
(Gain) loss on sale of real estate	(219)	340	–	(1,562)	(2)	121	(2)
Gain on sale of land parcel	(772)	–	–	–	–	(772)	(1,864)
Impairment of real estate	–	–	1,601	9,799	–	–	–
Impairment of land parcel	–	–	2,050	–	–	–	–
Adjusted EBITDA	$99,927	$98,941	$102,219	$95,652	$100,792	$198,868	$195,250

Total revenues	$154,235	$150,380	$151,554	$142,850	$145,593	$304,615	$281,304
Adjusted EBITDA margins	65%	66%	67%	67%	69%	65%	69%

Adjusted funds from operations

AFFO is a non-GAAP financial measure that we use as a supplemental measure of our performance.  We compute AFFO by adding to or deducting from FFO, as adjusted: (1) maintenance building improvements, and non-revenue-enhancing tenant improvements and leasing commissions (excludes development and redevelopment expenditures); (2) effects of straight-line rent and straight-line rent on ground leases; (3) capitalized income from development projects; (4) amortization of acquired above and below market leases, loan fees, and debt premiums/discounts; (5) non-cash compensation expense; and (6) allocation of AFFO attributable to unvested restricted stock awards.

We believe that AFFO is a useful supplemental performance measure because it further adjusts to: (1) deduct certain expenditures that, although capitalized and classified in depreciation expense, do not enhance the revenue or cash flows of our properties; (2) eliminate the effect of straight-lining our rental income and capitalizing income from development projects in order to reflect the actual amount of contractual rents due in the period presented; and (3) eliminate the effect of non-cash items that are not indicative of our core operations and do not actually reduce the amount of cash generated by our operations.  We believe that eliminating the effect of non-cash charges related to share-based compensation facilitates a comparison of our operations across periods and among other equity REITs without the variances caused by different valuation methodologies, the volatility of the expense (which depends on market forces outside our control), and the assumptions and the variety of award types that a company can use.  We believe that AFFO provides useful information by excluding certain items that are not representative of our core operating results because such items are dependent upon historical costs or subject to judgmental valuation inputs and the timing of our decisions.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

Definitions and Other Information

(Unaudited)

AFFO is not intended to represent cash flow for the period, and is intended only to provide an additional measure of performance.  We believe that net income attributable to Alexandria’s common stockholders is the most directly comparable GAAP financial measure to AFFO.  We believe that AFFO is a widely recognized measure of the operations of equity REITs, and presenting AFFO will enable investors to assess our performance in comparison to other equity REITs.  However, other equity REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to AFFO calculated by other equity REITs.  AFFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

Annualized base rent

Annualized base rent means the annualized fixed base rental amount in effect as of the end of the period, related to our operating rentable square feet (using rental revenue computed on a straight-line basis in accordance with GAAP).

Average cash yield

See definition of Initial Stabilized Yield (unlevered).

Capitalized interest

A key component of our business model is our value-added development and redevelopment projects.  These programs are focused on providing high-quality generic life science laboratory space to meet the real estate requirements of and are reusable by various life science industry client tenants.  Upon completion, each value-added project is expected to generate significant revenues and cash flows.  Our development and redevelopment projects are generally in locations that are highly desirable to life science entities which we believe results in higher occupancy levels, longer lease terms, and higher rental income and returns.  Development projects consist of the ground-up development of generic life science laboratory facilities.  Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into generic life science laboratory space.  We also have certain significant value-added projects undergoing important and substantial predevelopment activities to bring these assets to their intended use.  These critical activities add significant value and are required for the construction of buildings.  The projects will provide high-quality facilities for the life science industry and are expected to generate significant revenue and cash flows for the Company.  In accordance with GAAP, we capitalize project costs clearly related to the construction, development, and redevelopment as a cost of the project.  Indirect project costs such as construction administration, legal fees, and office costs that clearly relate to projects under construction, development, and redevelopment are also capitalized as a cost of the project.  We capitalize project costs only during periods in which activities necessary to prepare an asset for its intended use are in progress.  We also capitalize interest cost as a cost of the project only during the period for which activities necessary to prepare an asset for its intended use are ongoing, provided that expenditures for the asset have been made and interest cost is incurred.  Additionally, should activities necessary to prepare an asset for its intended use cease, interest, taxes, insurance, and certain other direct project costs related to these assets would be expensed as incurred.

Cash interest

Cash interest is equal to interest expense calculated in accordance with GAAP, plus capitalized interest, less amortization of loan fees, and amortization of debt premiums/discounts.

Construction in progress/current value-added projects

Active development/active redevelopment projects

A key component of our business model is our value-added development and redevelopment projects.  These programs are focused on providing high-quality, generic, and reusable life science laboratory space to meet the real estate requirements of a wide range of clients in the life science industry.  Upon completion, each value-added project is expected to generate significant revenues and cash flows.  Our development and redevelopment projects are generally in locations that are highly desirable to life science entities, which we believe results in higher occupancy levels, longer lease terms, and higher rental income and returns.  Development projects consist of the ground-up development of generic and reusable life science laboratory facilities.  We generally will not commence new development projects for aboveground vertical construction of new life science laboratory space without first securing pre-leasing for such space except when there is significant market demand for high-quality laboratory facilities.  Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into generic life science laboratory space.

Dividend payout ratio

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record date multiplied by the related dividend per share) to FFO attributable to Alexandria’s common stockholders on a diluted basis, as adjusted.

Dividend yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

EBITDA

See Adjusted EBITDA and Adjusted EBITDA margins

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

Definitions and Other Information

(Unaudited)

Fixed charge coverage ratio

The fixed charge coverage ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends.  The following table presents a reconciliation of interest expense, the most directly comparable GAAP financial measure to cash interest and fixed charges:

	Three Months Ended
(dollars in thousands)	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12
Adjusted EBITDA	$99,927	$98,941	$102,219	$95,652	$100,792

Interest expense – continuing operations	$15,978	$18,020	$17,941	$17,092	$17,922
Add: capitalized interest	15,690	14,021	14,897	16,763	15,825
Less: amortization of loan fees	(2,427)	(2,386)	(2,505)	(2,470)	(2,214)
Less: amortization of debt premium/discounts	(123)	(115)	(110)	(112)	(110)
Cash interest	29,118	29,540	30,223	31,273	31,423
Dividends on preferred stock	6,471	6,471	6,471	6,471	6,903
Fixed charges	$35,589	$36,011	$36,694	$37,744	$38,326

Fixed charge coverage ratio – quarter annualized	2.8x	2.7x	2.8x	2.5x	2.6x
Fixed charge coverage ratio – trailing 12 months	2.7x	2.7x	2.6x	2.6x	2.7x

Funds from operations and funds from operations, as adjusted

GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time.  In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) established the measurement tool of FFO.  Since its introduction, FFO has become a widely used non-GAAP financial measure among equity REITs.  We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT.  Moreover, we believe that FFO, as adjusted, is also helpful because it allows investors to compare our performance to the performance of other real estate companies between periods, and on a consistent basis, without having to account for differences caused by investment and disposition decisions, financing decisions, terms of securities, capital structures, and capital market transactions.  We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper and related implementation guidance (“NAREIT White Paper”).  The NAREIT White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (losses) from sales of depreciable real estate and land parcels and impairments of depreciable real estate (excluding land parcels), plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Impairments of real estate relate to decreases in the estimated fair value of real estate due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period.  Impairments of real estate represent the non-cash write-down of assets when fair value over the recoverability period is less than the carrying value.  We compute FFO, as adjusted, as FFO calculated in accordance with the NAREIT White Paper, plus losses on early extinguishment of debt, preferred stock redemption charges, and impairments of land parcels, less realized gain on equity investment primarily related to one non-tenant life science entity, and the amount of such items that is allocable to our unvested restricted stock awards.  Our calculations of both FFO and FFO, as adjusted, may differ from those methodologies utilized by other equity REITs for similar performance measurements, and, accordingly, may not be comparable to those of other equity REITs.  Neither FFO nor FFO, as adjusted, should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity, nor are they indicative of the availability of funds for our cash needs, including funds available to make distributions.

Future value-added projects

Land held for future development

All predevelopment efforts have been advanced to appropriate stages and no further predevelopment activities are ongoing and therefore, interest, property taxes, and other costs related to these assets are expensed as incurred.  We generally will not commence new development projects for aboveground vertical construction of new life science laboratory space without first securing pre-leasing for such space.

Land undergoing predevelopment activities (additional CIP)

Land undergoing predevelopment activities includes activities prior to commencement of vertical construction of aboveground building improvements and is classified as construction in progress.  We generally will not commence ground-up development of any parcels undergoing predevelopment activities without first securing pre-leasing for such space.  If vertical aboveground construction is not initiated at completion predevelopment activities, the land parcel will be classified as land held for future development.  Our objective with predevelopment is to reduce the time it takes to deliver projects to prospective client tenants.  The largest project included in land undergoing predevelopment consists of substantially all of our 1.2 million developable square feet at the Alexandria Center™ at Kendall Square in East Cambridge, Massachusetts.

We are required to capitalize project costs, including interest, property taxes, insurance, and other costs directly related and essential to the development or construction of a project during periods when activities necessary to prepare an asset for its intended use are in progress.  Predevelopment costs generally include the following activities prior to commencement of vertical construction:

•        Traditional preconstruction costs including entitlement, design, construction drawings, Building Information Modeling (3-D virtual modeling), budgeting, sustainability and energy optimization reviews, permitting, and planning for all aspects of the project prior to vertical construction of aboveground building improvements including infrastructure, belowground site work, utility connections, land grading and egress and regress access points.   Traditional preconstruction costs also include interest, property taxes, and insurance.

•       Site and infrastructure construction costs including belowground site work,  utility connections, land grading, drainage, egress and regress access points, foundation, and other costs to prepare the site for vertical construction of aboveground building improvements. For example, site and infrastructure costs for the 1.2 million RSF related to 50 Binney Street, 100 Binney Street, and 228,000 RSF of residential of the Alexandria Center™ at Kendall Square are classified as preconstruction prior to commencement of vertical construction. Site and infrastructure costs related to 75/125 Binney Street and 225 Binney Street are included in our estimate of cost of completion and initial stabilized yields for each project.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

Definitions and Other Information

(Unaudited)

Gross assets

Gross assets are equal to total assets plus accumulated depreciation, less cash, cash equivalents, and restricted cash.

Initial stabilized yield (unlevered)

Initial Stabilized Yield is calculated as the quotient of the estimated amounts of NOI and our investment in the property at stabilization.  Our Initial Stabilized Yield excludes the impact of leverage.  Our cash rents related to our value-added projects are expected to increase over time and our Average Cash Yields are expected, in general, to be greater than our Initial Stabilized Yields on a cash basis.  Our estimates for initial cash and GAAP yields, and total costs at completion, represent our initial estimates at the commencement of the project.  We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs.

•       Initial Stabilized Yield - cash basis: reflects cash rents at the date of stabilization and does not reflect contractual rent escalations beyond the stabilization date.

•       Initial Stabilized Yield - GAAP basis: reflects cash rents, including contractual rent escalations and any rent concessions over the term of the lease, calculated on a straight-line basis.

Average Cash Yield reflects cash rents, including contractual rent escalations, over the term of the initial leases at stabilization, calculated on a straight-line basis, but excludes any rent concessions.

Interest coverage ratio

Interest coverage ratio is the ratio of Adjusted EBITDA to cash interest.  This ratio is useful to investors as an indicator of our ability to service our cash interest obligations.  See fixed charge coverage ratio for calculation of cash interest.  The following table summarizes the calculation of the interest coverage ratio:

	Three Months Ended
(dollars in thousands)	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12
Adjusted EBITDA	$99,927	$98,941	$102,219	$95,652	$100,792
Cash interest	$29,118	$29,540	$30,223	$31,273	$31,423

Interest coverage ratio – quarter annualized	3.4x	3.3x	3.4x	3.1x	3.2x
Interest coverage ratio – trailing 12 months	3.3x	3.2x	3.2x	3.2x	3.3x

Net debt

Net debt is equal to the sum of total debt less cash, cash equivalents, and restricted cash.

NOI

NOI is a non-GAAP financial measure equal to income from continuing operations, the most directly comparable GAAP financial measure, plus loss (gain) on early extinguishment of debt, impairment of land parcel, depreciation and amortization, interest expense, and general and administrative expense.  We believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects primarily those income and expense items that are incurred at the property level.  Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets.  NOI on a cash basis is NOI on a GAAP basis, adjusted to exclude the effect of straight-line rent adjustments required by GAAP.  We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent adjustments to rental revenue.

Further, we believe NOI is useful to investors as a performance measure, because when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not immediately apparent from income from continuing operations.  NOI excludes certain components from income from continuing operations in order to provide results that are more closely related to the results of operations of our properties.  For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level.  In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level.  Real estate impairments have been excluded in deriving NOI because we do not consider impairment losses to be property level operating expenses.  Real estate impairment losses relate to changes in the values of our assets and do not reflect the current operating performance with respect to related revenues or expenses.  Our real estate impairments represent the write down in the value of the assets to the estimated fair value less cost to sell.  These impairments result from investing decisions and the deterioration in market conditions that adversely impact underlying real estate values.  Our calculation of NOI also excludes charges incurred from changes in certain financing decisions, such as losses on early extinguishment of debt, as these charges often relate to the timing of corporate strategy.  Property operating expenses that are included in determining NOI consist of costs that are related to our operating properties, such as utilities, repairs and maintenance, rental expense related to ground leases, contracted services, such as janitorial, engineering, and landscaping, property taxes and insurance, and property level salaries.  General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, office rent, and office supplies that are incurred as part of corporate office management.  NOI presented by us may not be comparable to NOI reported by other equity REITs that define NOI differently.  We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with income from continuing operations as presented in our condensed consolidated statements of income.  NOI should not be considered as an alternative to income from continuing operations as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	53

ALEXANDRIA REAL ESTATE EQUITIES, INC.

June 30, 2013

Definitions and Other Information

(Unaudited)

Same property comparisons

As a result of changes within our total property portfolio, the financial data presented in the Summary of Same Property Comparisons shows significant changes in revenue and expenses from period to period.  In order to supplement an evaluation of our results of operations over a given period, we analyze the operating performance for all properties that were fully operating for the entire periods presented for the quarter periods (herein referred to as “Same Properties”) separate from properties acquired subsequent to the first day in the first period presented, properties undergoing active development and active redevelopment, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results (herein referred to as “Non-Same Properties”).  Additionally, rental revenues from lease termination fees, if any, are excluded from the results of the Same Properties.

Total market capitalization

Total market capitalization is equal to the sum of outstanding shares of Series E Preferred Stock and common stock multiplied by the related closing price of each class at the end of each period presented, the liquidation value of the series D cumulative convertible preferred stock and total debt.

Unencumbered NOI as a percentage of total NOI

Unencumbered NOI as a percentage of total NOI is a non-GAAP financial measure that we believe is useful to investors as a performance measure of our results of operations of our unencumbered real estate assets, as it reflects primarily those income and expense items that are incurred at the unencumbered property level.  We use unencumbered NOI as a percentage of total NOI in order to assess our compliance with our financial covenants under our debt obligations because the measure serves as a proxy for a financial measure under such debt obligations.  Unencumbered NOI is derived from assets classified in continuing operations which are not subject to any mortgage, deed of trust, lien, or other security interest as of the period for which income is presented.  Unencumbered NOI for periods prior to the three months ended June 30, 2013, has been reclassified to conform to current period presentation related to discontinued operations.

	Three Months Ended					Six Months Ended
(dollars in thousands)	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12	6/30/13	6/30/12
Unencumbered NOI	$75,225	$71,402	$74,680	$71,349	$74,823	$146,627	$141,022
Encumbered NOI	32,687	33,754	30,698	27,298	28,668	66,441	57,727
Total NOI from continuing operations	$107,912	$105,156	$105,378	$98,647	$103,491	$213,068	$198,749

Unencumbered NOI as a percentage of total NOI	70%	68%	71%	72%	72%	69%	71%

Unlevered IRR

We believe Unlevered IRR is a useful supplemental performance measure used by investors to evaluate the performance of a specific real estate investment.  Unlevered IRR is the annualized implied discount rate calculated from the cash flows of a real estate asset over the holding period for such asset.  Unlevered IRR represents the return that equates the present value of all capital invested in a real estate asset to the present value of all cash flows generated by that real estate asset, or the discount rate that provides a net present value of all cash flows related to a real estate asset to zero. Unlevered IRR is calculated based upon the actual timing of cash flows, including among others i) the initial cash purchase price; ii) cash NOI (GAAP NOI excluding the impact of straight-line rents); iii) capital expenditures; iv) leasing costs, and v) the net sales proceeds of each respective real estate asset.  Losses incurred upon sale or non-cash impairment charges recognized during our ownership period are reflected in the unlevered IRR through the net sales proceeds of each real estate asset.  The calculation of Unlevered IRR does not include general and administrative costs of the Company or interest expense related to the Company’s financing costs, because they are not directly related or attributable to the operations of the real estate asset.

Weighted average interest rate for capitalization

The weighted average interest rate for calculating capitalization of interest required pursuant to GAAP represents a weighted average rate based on the rates applicable to borrowings outstanding during the period and includes the impact of our interest rate swap agreements, amortization of debt discounts/premiums, amortization of loan fees, and other bank fees.  A separate calculation is performed each month to determine our weighted average interest rate for capitalization for the month.  The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable rate debt to fixed rate debt, the amount and terms of effective interest rate swap agreements, and the amount of loan fee amortization.

Weighted average shares for calculating FFO, FFO, as adjusted, and AFFO per share

Weighted average shares represent the weighted average of common shares outstanding during the period.  The following calculation of weighted average shares was applied to arrive at FFO per share attributable to Alexandria’s common stockholders, FFO per share attributable to Alexandria’s common stockholders, as adjusted, and AFFO per share attributable to Alexandria’s common stockholders:

	Three Months Ended					Six Months Ended
	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12	6/30/13	6/30/12
Weighted average shares of common stock outstanding for calculating FFO, FFO, as adjusted, and AFFO per share attributable to Alexandria’s common stockholders – basic	66,972,892	63,161,319	63,091,781	62,364,210	61,663,367	65,077,635	61,585,587
Effect of assumed conversion and dilutive securities:
Assumed conversion of 8.00% Unsecured Senior Convertible Notes	6,146	6,146	6,146	6,087	6,087	6,146	6,087
Dilutive effect of stock options	–	–	–	–	173	–	667
Weighted average shares of common stock outstanding for calculating FFO, FFO, as adjusted, and AFFO per share attributable to Alexandria’s common stockholders – diluted	66,979,038	63,167,465	63,097,927	62,370,297	61,669,627	65,083,781	61,592,341

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	54